UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FRONTIER GROUP HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FRONTIER

FRONTIER
Rocket THE HAMMERHEAD SHARK
N388FR

2025 PROXY STATEMENT

Notice of 2025 Annual Meeting of Stockholders

To be held on May 15, 2025

Frontier Group Holdings, Inc. 4545 Airport Way Denver, CO 80239

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 15, 2025
To Our Stockholders:
The 2025 annual meeting of stockholders (“Annual Meeting”) of Frontier Group Holdings, Inc., a Delaware corporation (the “Company”), will be held virtually on May 15, 2025, at 9:30 a.m. Mountain Daylight Time. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ULCC2025 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials (the “Internet Notice”) or any proxy card that you received, or on the materials provided by your bank or broker. You will also be able to submit questions in advance of the Annual Meeting by visiting www.proxyvote.com. The Annual Meeting will be held for the following purposes:
(1)To elect William A. Franke, Josh T. Connor, Patricia Salas Pineda, and Nancy L. Lipson as Class I directors to serve until the 2028 annual meeting of stockholders, and until their respective successors are duly elected and qualified;
(2)To approve the amendment and restatement of our amended and restated certificate of incorporation (our “Charter”) to provide for exculpation of officers and to make certain other administrative, clarifying and conforming changes, including to reflect our loss of controlled company status in 2024;
(3)To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
(4)To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.
The stockholders will also act on any other business that may properly come before the Annual Meeting or any postponement, continuation, or adjournment thereof.
While all of the Company’s stockholders are invited to attend the virtual Annual Meeting, only holders of record of our outstanding shares of common stock at the close of business on March 21, 2025 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination by any stockholder during the ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting by sending an email to IR@flyfrontier.com, stating the purpose of the request, and providing proof of ownership of the Company’s common stock. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
Important Information for Holders of Common Stock
It is important that your shares be represented regardless of the number of shares you may hold as of the record date. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the enclosed return envelope, which is addressed for your convenience and needs no postage if mailed in the United States. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. The Company asks your cooperation in promptly submitting your proxy.
YOUR VOTE IS IMPORTANT
If you would like to attend the virtual Annual Meeting, please refer to the logistical information in the section titled “Questions and Answers About the 2025 Annual Meeting of Stockholders.”
By Order of the Board of Directors,

Howard Diamond
Executive Vice President, Legal and Corporate Affairs and Corporate Secretary
April [●], 2025

i     Frontier Airlines 2025 Proxy Statement

Frontier Airlines 2025 Proxy Statement     ii

FRONTIER GROUP HOLDINGS, INC.
4545 Airport Way
Denver, CO 80239
EXECUTIVE SUMMARY
2025 ANNUAL MEETING OF STOCKHOLDERS
DATE: May 15, 2025
TIME: 9:30 a.m. Mountain Daylight Time
LOCATION: www.virtualshareholdermeeting.com/ULCC2025
RECORD DATE: March 21, 2025
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Frontier Group Holdings, Inc. (the “Company,” “Frontier,” “our,” “we” or “us”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, May 15, 2025 (the “Annual Meeting”), at 9:30 a.m. Mountain Daylight Time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ULCC2025 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials (the “Internet Notice”) or any proxy card that you received, or on the materials provided by your bank or broker.
Only holders of record of outstanding shares of our common stock (our “stockholders”) at the close of business on March 21, 2025 (the “Record Date”), will be entitled to notice of, and to vote at, the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on March 21, 2025, there were [●] shares of our common stock outstanding.
This proxy statement will be first sent or given to our stockholders as of the Record Date on or about April [●], 2025.
This section summarizes and highlights certain information contained in this proxy statement but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement as well as the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) carefully before voting. Frequently asked questions and logistical information regarding the Annual Meeting are available in the section titled “Questions and Answers About the 2025 Annual Meeting of Stockholders” beginning on page 3.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on May 15, 2025:
THIS PROXY STATEMENT AND OUR 2024 ANNUAL REPORT ARE AVAILABLE FOR VIEWING, PRINTING, AND DOWNLOADING AT www.proxyvote.com.
Frontier Airlines 2025 Proxy Statement     1

MEETING AGENDA ITEMS

Proposal	Page Number	Voting Standard	Board Vote Recommendation
Proposal No. 1: To elect William A. Franke, Josh T. Connor, Patricia Salas Pineda, and Nancy L. Lipson as Class I directors to serve until the 2028 annual meeting of stockholders, and until their respective successors are duly elected and qualified	8	Plurality of votes cast	FOR each Director nominee
Proposal No. 2: To approve the amendment and restatement of our Charter to provide for exculpation of officers and to make certain other administrative, clarifying and conforming changes, including to reflect our loss of controlled company status in 2024	22	66 2/3% of the voting power of all outstanding shares entitled to vote	FOR
Proposal No. 3: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	23	Majority of votes present and entitled to vote	FOR
Proposal No. 4: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers	25	Majority of votes present and entitled to vote	FOR
DIRECTOR NOMINEES

Name	Director Since	Independent	Audit Committee	Compensation Committee	Finance Committee	Nominating and Corporate Governance Committee	Safety and Security Committee
William A. Franke*	2013	No
Josh T. Connor	2015	Yes	Member	Member	Member
Patricia Salas Pineda	2016	Yes	Member			Member
Nancy L. Lipson	2024	Yes		Member		Member
*Chairperson
2    Frontier Airlines 2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting is March 21, 2025. You are entitled to vote at the Annual Meeting only if you are a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. Stockholders are not permitted to cumulate votes with respect to the election of directors. At the close of business on March 21, 2025, there were [●] shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting.
Notwithstanding the foregoing, to comply with restrictions imposed by federal law on foreign ownership and control of U.S. airlines, our amended and restated certificate of incorporation and amended and restated bylaws (the “Bylaws”) restrict ownership, voting, and control of shares of our capital stock by non-U.S. citizens. The restrictions imposed by U.S. federal law and U.S. Department of Transportation (“DOT”) policy require, among other things, that no more than 25% of our issued and outstanding voting stock be owned or controlled, directly or indirectly, by persons or entities who are not U.S. citizens, as defined in 49 U.S.C. § 40102(a)(15) (the “Voting Limitation”). In order to comply with these restrictions, we maintain a “Foreign Stock Record” to track the registration of shares of our voting stock held by non-U.S. citizens. Shares of our voting stock held by non-U.S. citizens may not be voted at the Annual Meeting unless such shares are registered on the Foreign Stock Record. If at any time we determine that the number of shares of our voting stock purportedly registered on the Foreign Stock Record exceeds the Voting Limitation, our Bylaws provide for the suspension of the voting rights of such shares in reverse chronological order, based upon the date of registration in the Foreign Stock Record, to the extent required to ensure that we are in compliance with the Voting Limitation.
WHY HAVE I RECEIVED A “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS”?
As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our 2024 Annual Report available to certain of our stockholders electronically via the Internet. On or about April [●], 2025, we mailed to these stockholders an Internet Notice containing instructions on how to access this proxy statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, then you should follow the instructions for requesting such materials contained on the Internet Notice.
WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person, by remote communication, if applicable, or by proxy, of the holders of a majority of the voting power of all issued and outstanding shares of our capital stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.
WHO CAN ATTEND AND VOTE AT THE ANNUAL MEETING?
The Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/ULCC2025.
Frontier Airlines 2025 Proxy Statement     3

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS (continued)
To participate and vote at the Annual Meeting, you will need the 16-digit control number included on your Internet Notice or your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions. The Annual Meeting webcast will begin promptly at 9:30 a.m. Mountain Daylight Time. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin shortly before the meeting time, and you should allow ample time for check-in procedures.
WHY HOLD A VIRTUAL MEETING?
A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/ULCC2025. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions below.
WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on the Annual Meeting login page. You will need to obtain your own Internet access.
WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted via the virtual meeting platform by stockholders during the Annual Meeting that are pertinent to us and the meeting matters. We will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders who have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to our business or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our last earnings release;
•related to any pending, threatened, or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already submitted by another stockholder;
•in excess of the two-question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting website for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?”.
4    Frontier Airlines 2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS (continued)
WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chair of the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
HOW CAN I OBTAIN A PAPER COPY OF THE 2024 ANNUAL REPORT?
We will furnish, without charge, a copy of our 2024 Annual Report, including consolidated financial statements, but not including exhibits, to each of our stockholders of record on March 21, 2025, and to each beneficial stockholder on that date upon written request made to Howard Diamond, Executive Vice President, Legal and Corporate Affairs and Corporate Secretary, Frontier Group Holdings, Inc., 4545 Airport Way, Denver, CO 80239. A reasonable fee will be charged for copies of requested exhibits.
HOW DO I VOTE?
We recommend that stockholders vote prior to the Annual Meeting by proxy even if they plan to attend the Annual Meeting and vote during the Annual Meeting. If you are a stockholder of record, there are three ways to vote by proxy:
•by Internet: You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card.
•by Telephone: You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card.
•by Mail: You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 14, 2025.
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through your bank or broker.
CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Corporate Secretary of Frontier Group Holdings, Inc. prior to the Annual Meeting; or
•by voting during the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote during the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote during the Annual Meeting by obtaining your 16-digit control number from your bank or broker or otherwise voting through your bank or broker.
Frontier Airlines 2025 Proxy Statement     5

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS (continued)
WHO WILL COUNT THE VOTES?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated within the description of each proposal in this proxy statement.
WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Voting Standard	Effect of Votes Withheld/Abstentions and Broker Non-Votes
Proposal No. 1: To elect William A. Franke, Josh T. Connor, Patricia Salas Pineda and Nancy L. Lipson as Class I directors to serve until the 2028 annual meeting of stockholders, and until their respective successors are duly elected and qualified
	Plurality of votes cast	Votes withheld and broker non-votes will have no effect.
Proposal No. 2: To approve the amendment and restatement of our Charter to provide for exculpation of officers and to make certain other administrative, clarifying and conforming changes, including to reflect our loss of controlled company status in 2024
	66 2/3% of the voting power of all outstanding shares entitled to vote	Abstentions and broker non-votes will be counted as a vote against this proposal.
Proposal No. 3: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	Majority of votes present and entitled to vote	Abstentions will be counted as a vote against this proposal. We do not expect any broker non-votes on this proposal.
Proposal No. 4: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers	Majority of votes present and entitled to vote	Abstentions will be counted as a vote against this proposal. Broker non-votes will have no effect.
WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals to be considered at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld will have no effect on the election of directors, and abstentions will be counted as a vote against the other proposals to be considered at the Annual Meeting.
WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, approval of the amendment and restatement of our Charter, and the approval of the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.
WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
6    Frontier Airlines 2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS (continued)
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.
Frontier Airlines 2025 Proxy Statement     7

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our Board has nominated William A. Franke, Josh T. Connor, Patricia Salas Pineda, and Nancy L. Lipson as Class I director nominees for election at the Annual Meeting to hold office until the annual meeting of stockholders to be held in 2028, and until their respective successors are duly elected and qualified.
Recommendation of the Board of Directors
Our Board unanimously recommends that you vote “FOR” the election of each of Messrs. Franke and Connor and Mses. Pineda and Lipson.
Our Board of Directors
Our business and affairs are managed under the direction of our Board. The number of directors is fixed by our Board, subject to the terms of our Charter and amended and restated bylaws (“Bylaws”). Our Board currently consists of twelve directors. In accordance with our Charter, our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The term of the Class I directors elected at the Annual Meeting will begin at the Annual Meeting and end at our 2028 annual meeting of stockholders, or, if later, when such director’s successor has been duly elected and qualified.
The following table provides certain information regarding each of our directors as of April [●], 2025.

Name	Age	Class	Independent	Audit Committee	Compensation Committee	Finance Committee	Nominating and Corporate Governance Committee	Safety and Security Committee
William A. Franke*	87	I	No
Barry L. Biffle	53	III	No
Andrew S. Broderick	41	II	No			Member		Member
Josh T. Connor	51	I	Yes	Member	Member	Member
Brian H. Franke	61	III	No			Chair		Member
Robert J. Genise	77	III	Yes	Member				Chair
Bernard L. Han	61	II	Yes	Chair		Member
Ofelia Kumpf	55	III	Yes		Member		Chair
Nancy L. Lipson	55	I	Yes		Member		Member
Michael R. MacDonald**	73	II	Yes
Patricia Salas Pineda	73	I	Yes	Member			Member
Alejandro D. Wolff	68	II	Yes		Chair		Member	Member
*Chairperson
** Mr. MacDonald will retire following the Annual Meeting on May 15, 2025. For more information, please refer to our Current Report on Form 8-K filed with the SEC on February 11, 2025.
Director Biographies
Class I Directors
William A. Franke has served as Chair of our Board since December 2013. Mr. Franke has served as managing member of Indigo Partners LLC (“Indigo Partners”), a private equity fund focused on air transportation, since 2002. Mr. Franke was the chair of America West Airlines, Inc., an airline later absorbed into a predecessor of American Airlines, from 1992 to 2001 and chief executive officer of America West Airlines from 1993 to 2001. He has served as chair of the boards of directors of Wizz Air Holdings Plc (“Wizz Air”), an airline based in Europe, since February 2005, JetSMART Holdings Limited, the parent company of an airline based in South America, since February 2017, and APiJET, LLC (“APiJET”), a software company focused on providing real-time cost saving analytics to airlines, since November 2020, and previously served as chair of the board of directors of Lynx Air Holdings Corporation (“Lynx Air”), formerly Enerjet Holdco, Inc., the
8    Frontier Airlines 2025 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS (continued)
holding company of an airline based in Canada, from December 2018 to December 2023. Mr. Franke also served on the board of directors of Concesionaria Vuela Compañía de Aviación, S.A.B. de C.V., an airline based in Mexico doing business as “Volaris”, from July 2010 to April 2023, at which point, Mr. Franke was appointed as an honorary director without being a part of the board of directors. He previously served as chair of Spirit Airlines, Inc. from 2006 to 2013 and Tiger Aviation Pte. Ltd (“Tiger Aviation”), a Singapore-based airline, from 2004 to 2009, and as a member of the boards of directors of Alpargatas S.A.I.C., an Argentina-based footwear and textiles manufacturer, from 1996 to 2007, and Phelps Dodge Corporation (now known as Freeport-McMoRan Inc.), a mining company, where he served as the lead outside director for several years, from 1980 to 2007. He also previously served on a number of other boards of directors, including ON Semiconductor, Valley National Corporation, Southwest Forest Industries, Circle K Corporation, and Beringer Wine Estates Holdings, Inc. Mr. Franke holds a B.A. and an LLB from Stanford University and honorary doctorates from Northern Arizona University and the University of Montana. We believe Mr. Franke is qualified to serve on our Board due to his private equity experience in the air transportation industry, his prior directorships, his financial literacy, and his general airline and business experience.
Josh T. Connor has served as a member of our Board since August 2015. Since July 2024, Mr. Connor has served as co-chief executive officer and co-portfolio manager at Duration Capital Partners, a transportation-focused investment firm. Mr. Connor is also the founding partner of Connor Capital SB, LLC, an investment firm founded in December 2015. From April 2017 to July 2024, he served as a managing director and co-portfolio manager of infrastructure investing at Oaktree Capital Management, an asset management firm specializing in alternative investment strategies. From October 2013 to July 2015, Mr. Connor served as a managing director and co-head of the industrials banking group at Barclays Capital Inc., an international investment bank. While at Barclays, Mr. Connor also served as global head of transportation banking from April 2011 to October 2013. Prior to joining Barclays, Mr. Connor was with Morgan Stanley, an international investment bank, for 15 years, where he served as co-head of the global transportation and infrastructure investment banking group. Mr. Connor has served on the boards of Copa Holdings SA, the parent company of Panamanian airline Copa Airlines, since January 2016, Watco Companies LLC, a transportation service company, since December 2018, and U.S. Rail & Logistics, LLC, a provider of terminal and logistics services, since June 2021. He has also served as chairman of the board of Neighborhood Property Group, LLC, a real estate investment company, since November 2020. Mr. Connor holds a B.A. in Economics from Williams College. We believe Mr. Connor is qualified to serve on our Board due to his private equity experience, his financial expertise, and general business experience.
Nancy L. Lipson has served as a member of our Board of Directors since July 2024. Ms. Lipson served as executive vice president and chief legal officer of Newmont Corporation, a global mining company, from June 2019 to June 2023. She also previously served on the board of trustees of the Legal Aid Foundation of Colorado from October 2017 to June 2023. Ms. Lipson holds a B.A. in Political Science from Colorado College and a J.D. from the University of California College of Law, San Francisco. We believe Ms. Lipson is qualified to serve on our Board due to her expertise in corporate matters including sustainability, strategy, and litigation from prior experience.
Patricia Salas Pineda has served as a member of our Board since June 2016. Ms. Pineda served as group vice president of Hispanic business strategy for Toyota Motor North America, Inc. from 2013 to October 2016. Previously, Ms. Pineda served Toyota Motor North America as group vice president, national philanthropy and the Toyota USA Foundation from 2004 until 2013. During this period, Ms. Pineda also served as general counsel and group vice president of administration from 2006 to 2008 and as group vice president of corporate communications and general counsel from 2004 to 2006. Prior to that, Ms. Pineda was vice president of legal, human resources and government relations, and corporate secretary of New United Motor Manufacturing, Inc., with which she had been associated since 1984. Ms. Pineda has served on the boards of directors of Omnicom Group Inc., a global marketing and communications company, since February 2022, and Portland General Electric Company, an electric utility, since October 2022. Ms. Pineda also currently serves as chairwoman emeritus of the Latino Corporate Directors Association, a non-profit organization. She previously served on the boards of directors of Levi Strauss & Co., an apparel maker, from January 1991 to December 2023, the Latino Corporate Directors Association, a non-profit organization, since January 2013, Earthjustice, an environmental non-profit organization, since August 2018, as well as Anna’s Linens, a specialty retailer of discounted home furnishings, Eller Media Company (now known as Clear Channel Outdoor), an outdoor advertising company, Cedars-Sinai Medical Center, and the Latino Donor Collaborative. Ms. Pineda holds a B.A. in Government from Mills College and a J.D. from Boalt Hall School of Law at the University of California, Berkeley. We believe Ms. Pineda is qualified to serve on our Board due to her expertise in governmental relations and regulatory oversight, corporate governance and human resources matters.
Frontier Airlines 2025 Proxy Statement     9

PROPOSAL NO. 1: ELECTION OF DIRECTORS (continued)
Class II Directors
Andrew S. Broderick has served as a member of our Board since January 2018. Mr. Broderick is a managing director of Indigo Partners, which he joined in July 2008. Mr. Broderick has served on the boards of directors of JetSMART Airlines SpA, an airline based in Chile, since September 2018, Wizz Air since April 2019, APiJET since November 2020, Volaris since April 2023, after previously serving as an alternate director since July 2010, and CleanJoule, Inc. (“CleanJoule”), a company focused on production of Sustainable Aviation Fuels (“SAF”), since May 2023. Additionally, he previously served on the board of directors of Lynx Air from May 2023 to December 2023. Prior to joining Indigo Partners, Mr. Broderick was employed at a macroeconomic hedge fund and a stock-option valuation firm. Mr. Broderick holds a B.S. in Economics and a B.A. in Spanish from Arizona State University and an M.B.A. from the Stanford Graduate School of Business. We believe Mr. Broderick is qualified to serve on our Board due to his experience in the airline industry, financial expertise and general and airline business experience.
Bernard L. Han has served as a member of our Board since March 2014. Mr. Han served as president and chief executive officer and a member of the board of directors of Frontier Communications Corporation, a nationwide telecommunications provider, from December 2019 to April 2021. Frontier Communications filed a petition under Chapter 11 of the Bankruptcy Code in April 2020. He previously served as executive vice president of strategic planning at Dish Network Corp., a broadcast satellite service provider, from December 2015 to January 2018. Prior to that, Mr. Han served as the chief operating officer of Dish Network Corp. from April 2009 to December 2015 and as the chief financial officer of EchoStar Corporation, a global satellite services provider, from September 2006 to April 2009. He has served on the board of directors of gategroup Holding AG, a provider of airline catering and retail services, since June 2021, and previously served on the board of directors of ON Semiconductor Corporation, a semiconductor manufacturer, from March 2012 to April 2015. From 2002 to 2005, Mr. Han served as the chief financial officer and executive vice president of Northwest Airlines Corp., an airline later absorbed into Delta Air Lines, Inc. From 1996 to 2002, Mr. Han held several executive positions at America West Airlines, Inc., an airline later absorbed into American Airlines, including executive vice president and chief financial officer and senior vice president of marketing and planning. From 1988 to 1995, Mr. Han held various finance and marketing positions at Northwest Airlines Corp. and American Airlines. Mr. Han holds a B.S., M.S., and M.B.A., all from Cornell University. We believe Mr. Han is qualified to serve on our Board due to his experience in the airline industry, financial expertise and general and airline business experience.
Michael R. MacDonald has served as a member of our Board since August 2016. Mr. MacDonald served as the president and chief executive officer and a member of the board of directors of DSW Inc., a footwear retailer, from April 2009 to December 2015. Prior to joining DSW, Mr. MacDonald served as chairman and chief executive officer of Shopko Stores, a retail company, from May 2006 to March 2009. Prior to that time, Mr. MacDonald held executive positions at Saks Incorporated from 1998 to 2006, most recently as chairman and chief executive officer of the Northern Department Stores Group for six years. Prior to serving in that capacity, Mr. MacDonald held executive positions at Carson Pirie Scott & Company, a regional department store company, including the position of chairman and chief executive officer. Mr. MacDonald has served as a member of the board of directors of Ulta Beauty, Inc., a beauty retailer, since 2012. Mr. MacDonald holds a B.B.A. from the University of Notre Dame and an M.B.A. from the University of Detroit. We believe Mr. MacDonald was qualified to serve on our Board due to his business experience. In February 2025, Mr. MacDonald notified the Board that he will retire from the Board following the Annual Meeting on May 15, 2025.
Alejandro D. Wolff has served as a member of our Board since July 2019. Mr. Wolff previously served as a managing director of Gryphon Partners LLC, a global advisory firm, from January 2014 to June 2016. Prior to that, Mr. Wolff spent thirty-four years with the U.S. Department of State, including posts as the U.S. Ambassador to the Republic of Chile (2010-2013) and U.S. Ambassador to the United Nations (2005-2010), before retiring in 2013 with the rank of Career Minister. Mr. Wolff has served on the boards of directors of Albemarle Corporation, a specialty chemicals company, since January 2015, and JetSMART Holdings, a low-cost air carrier based in South America, since March 2017. Mr. Wolff was previously a director of PG&E Corporation, an electric and gas utility in California, from April 2019 to June 2020, and Versum Materials, a semiconductor materials company, from October 2016 to October 2019. Mr. Wolff holds a B.A. from the University of California at Los Angeles. We believe Mr. Wolff is qualified to serve on our Board due to his expertise in governmental relations and corporate governance.
Class III Directors
Barry L. Biffle has served as a member of our Board since March 2017 and as our Chief Executive Officer since March 2016. He previously served as our President from July 2014 to October 2023. From July 2013 to April 2014, Mr. Biffle served as chief executive officer of VivaColombia, an airline based in Medellín, Colombia. From February 2005 to July
10    Frontier Airlines 2025 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS (continued)
2013, Mr. Biffle served as chief marketing officer of Spirit Airlines, Inc, and also served as an executive vice president from 2008 to 2013. From 2003 to 2005, Mr. Biffle served as managing director of marketing at US Airways. Mr. Biffle also held other key positions in network planning, sales and marketing while at US Airways. Prior to joining US Airways, Mr. Biffle held several management positions at American Eagle Airlines, a regional airline subsidiary of American Airlines, Inc. from 1995 to 1999. Since January 2025, Mr. Biffle has served on the board of directors of the Denver Branch of the Federal Reserve Bank of Kansas City. Mr. Biffle holds a B.A. from the University of Alabama. We believe Mr. Biffle is qualified to serve on our Board due to his experience in the air transportation industry and his general airline and business experience.
Brian H. Franke has served as a member of our Board since December 2013. Mr. Franke has been a principal of Indigo Partners since April 2004. Mr. Franke has served on the boards of directors of Volaris since July 2010, including as board chair since April 2020; several entities within the JetSMART SpA group, an airline based in South America, since March 2017; APiJET since November 2020, and Cebu Air, Inc., an airline based in the Philippines, since July 2021. He previously served on the boards of directors of Lynx Air from May 2023 to December 2023, Tiger Aviation from 2008 to 2010, and Tiger Airways Australia Pty Ltd., an Australian-based airline, from 2009 to 2010. Mr. Franke also serves on the University of Arizona Foundation board and its investment and executive committees. Mr. Franke holds a B.S. from the University of Arizona and a Masters of International Management from the Thunderbird School of Global Management. We believe Mr. Franke is qualified to serve on our Board due to his experience in the airline industry and general airline and business experience.
Robert J. Genise has served as a member of our Board since March 2014. Mr. Genise has served as chairman of the board and manager of White Oak Aviation Management Services, LLC, an aircraft leasing and finance company, since January 2020. He has served on the board of directors of ALOFT AeroArchitects, formerly PATS Aircraft Systems, an aviation engineering and aircraft interiors company, since July 2014. Mr. Genise previously served as a board member of Aergen Aviation Finance Limited, a Dublin, Ireland aircraft leasing company, and served as chief executive officer of its wholly-owned subsidiary, Aergen Management Services, Inc., from 2015 to February 2019. Prior to this, Mr. Genise served as chief executive officer of DAE Capital, the aircraft leasing division of Dubai Aerospace Enterprise (DAE) Ltd., a global aerospace corporation, from 2007 to 2011. Mr. Genise was previously involved in the creation of two large aircraft leasing companies, Boullioun Aviation Services, Inc. and Singapore Aircraft Leasing Pte. Mr. Genise holds a B.A. from New York University, an M.B.A. from the University of Connecticut and a J.D. from Pace University. We believe Mr. Genise is qualified to serve on our Board due to his experience in the airline industry and general airline and business experience.
Ofelia Kumpf has served as a member of our Board since July 2021. Ms. Kumpf has served as vice president, U.S. franchise operations for Carl’s Jr. Restaurants LLC, a quick-service restaurant company and subsidiary of CKE Restaurant Holdings, Inc., since December 2024. Ms. Kumpf previously served as field vice president, Long Beach field office for McDonald’s USA, LLC, a quick-service restaurant company, from July 2018 to August 2022. Prior to that, she served as vice president and general manager, Southern California region from January 2013 to June 2018, and held a variety of other leadership positions with McDonald’s after joining in 1992. Ms. Kumpf has served on the board of trustees of Southern California Public Radio since November 2020. She previously served on the boards of trustees of Ronald McDonald House, Westside Los Angeles and Ronald McDonald House Charities of Southern California. Ms. Kumpf holds a B.S. from the University of Phoenix and an M.B.A. from the University of Southern California, Marshall School of Business. We believe Ms. Kumpf is qualified to serve on our Board due to her operations and business experience, including in the foodservice industry.
Family Relationships
William A. Franke is the father of Brian H. Franke. Otherwise, there are no family relationships among any of our directors or executive officers.
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CORPORATE GOVERNANCE
Director Independence
Our Board has undertaken reviews of the independence of each director. The reviews are performed on an annual basis in accordance with our corporate governance policies. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Josh T. Connor, Robert J. Genise, Bernard L. Han, Ofelia Kumpf, Nancy L. Lipson, Michael R. MacDonald, Patricia Salas Pineda, and Alejandro D. Wolff each qualify as an independent director in accordance with the rules and regulations of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). Under the Nasdaq Rules, the definition of independence includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. Our Board has made a determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Biffle is not considered independent by virtue of his position as our Chief Executive Officer, and Messrs. W. Franke, Broderick, and B. Franke are not presently considered independent by virtue of their affiliation with Indigo Partners, to which we pay a quarterly fee for management services. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Leadership Structure
We have historically separated the roles of Chief Executive Officer and Chair of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chair of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings, and presides over meetings of the full Board. Our Corporate Governance Guidelines provide that whenever the Chair of the Board is a member of management or does not otherwise qualify as an independent director, the independent directors may appoint a lead independent director. Mr. Genise currently serves as our lead independent director. As lead independent director, Mr. Genise calls meetings of the independent directors and establishes the agenda for such meetings, coordinates the activities of, and discussions with, the other independent directors, briefs the Chief Executive Officer on issues arising from executive sessions of the independent directors, and collaborates with the Chair of the Board to establish the agenda for regular meetings of the full Board. Our Board currently believes that our existing leadership structure is effective and will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Classified Board of Directors
In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:
•the Class I directors are William A. Franke, Josh T. Connor, Nancy L. Lipson and Patricia Salas Pineda, and their terms expire at this Annual Meeting;
•the Class II directors are Andrew S. Broderick, Bernard L. Han, Michael R. MacDonald(1), and Alejandro D. Wolff, and their terms will expire at the annual meeting of stockholders to be held in 2026; and
•the Class III directors are Barry L. Biffle, Brian H. Franke, Robert J. Genise, and Ofelia Kumpf, and their terms will expire at the annual meeting of stockholders to be held in 2027.
We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
(1) Mr. MacDonald will retire following the Annual Meeting on May 15, 2025. For more information, please refer to our Current Report on Form 8-K filed with the SEC on February 11, 2025.

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CORPORATE GOVERNANCE (continued)
Role of the Board of Directors in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management and the Audit Committee review these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations, or strategies, and present the steps taken by management to mitigate or eliminate such risks.
Our Board administers this oversight function directly, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our significant financial and operational risk exposures and the actions our management has taken to limit, monitor, and control these exposures, including with respect to cybersecurity, and procedures regarding disaster recovery and critical business continuity. The Audit Committee also approves or disapproves any related party transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee oversees risks related to our executive compensation, equity incentive plans, and other compensatory arrangements. Our Safety and Security Committee oversees risks related to our physical safety and security programs, policies and procedures.
Meetings of the Board of Directors and Attendance
Members of our Board are expected to regularly prepare for and attend meetings of the Board and committees on which they sit. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify our Chief Executive Officer or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. Our Board met six times during the fiscal year ended December 31, 2024. During 2024, each director attended at least 75% of the aggregate of the total number of Board meetings and meetings of each committee on which he or she then served, with ten directors in attendance at the 2024 annual meeting of stockholders. Members of our Board are encouraged to attend annual meetings of stockholders; however, we do not maintain a formal policy regarding director attendance at annual meetings.
Executive Sessions
The independent members of the Board meet in regularly scheduled executive sessions.
Committees of the Board of Directors
Our Board has established an Audit Committee, a Compensation Committee, a Finance Committee, a Nominating and Corporate Governance Committee, and a Safety and Security Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. Each of our Audit Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee, and Safety and Security Committee has adopted a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Rules, which are available on our website at https://ir.flyfrontier.com under “Governance.”
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process and the audits of our financial statements. Among other matters, the Audit Committee:
•appoints and oversees our independent registered public accounting firm;
•evaluates the independent registered public accounting firm’s qualifications, independence, and performance;
•determines the engagement, compensation, and retention of the independent registered public accounting firm;
•reviews and approves the scope of the annual audit and pre-approves the audit and non-audit fees and services;
•discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
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CORPORATE GOVERNANCE (continued)
•approves the retention of the independent auditors to perform any proposed permissible non-audit services;
•monitors the rotation of partners of the independent auditors on our engagement team as required by law;
•reviews and, if appropriate, approves or ratifies possible conflicts of interest involving members of the Board or executive officers and related-party transactions that would be subject to disclosure under Item 404 of Regulation S-K;
•discusses with management on a periodic basis, or as appropriate, policies and procedures with respect to risk assessment and risk management;
•receives reports on our cybersecurity risks and related information, including from our management team and cybersecurity disclosure committee, and reviews cybersecurity incidents, as needed;
•reviews earnings press releases, as well as financial information and earnings guidance;
•reviews our critical accounting policies and estimates;
•investigates reports regarding ethics and compliance matters and reports to the Board periodically with respect to the information received through the ethics hotline and any related investigations;
•reviews the appointment and replacement of our internal auditor and oversees our internal audit function; and
•reviews the Audit Committee charter and the Audit Committees’ performance on an annual basis.
Our Audit Committee consists of Messrs. Connor, Genise, Han and Ms. Pineda. Our Board has determined that all members are independent under the Nasdaq Rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Chair of our Audit Committee is Mr. Han. Our Board has determined that Mr. Han is an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K. Our Board has also determined that each member of our Audit Committee can read and understand fundamental consolidated financial statements, in accordance with applicable requirements.
Our Audit Committee met six times during 2024.
Compensation Committee
Our Compensation Committee oversees policies relating to the compensation and benefits of our officers, directors, and employees. Among other matters, the Compensation Committee:
•reviews and approves the corporate goals and objectives relevant to the compensation of our officers (including our Chief Executive Officer), evaluates the performance of our officers in light of those goals and objectives, and determines and approves the compensation of all such officers based on this evaluation;
•reviews and makes recommendations to the Board with respect to the compensation and benefits of our non-management directors;
•reviews and approves, or makes recommendations to our Board regarding, our annual bonus plans, incentive compensation plans and arrangements, retirement plans, and equity-based plans;
•reviews and discusses with management the Compensation Discussion and Analysis in our proxy statement and Annual Report on Form 10-K;
•reviews our compensation philosophy;
•reviews and discusses annually with management the relationship between our risk management policies and practices, our business strategy, and the compensation of our officers; and
•reviews the Compensation Committee charter and the Compensation Committees’ performance on an annual basis.
Our Compensation Committee consists of Messrs. Connor and Wolff and Mses. Kumpf and Lipson. Our Board has determined that all current members of the Compensation Committee are independent under the Nasdaq Rules and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The Chair of our Compensation Committee is Mr. Wolff.
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CORPORATE GOVERNANCE (continued)
The Compensation Committee engaged Willis Towers Watson to provide advice on executive compensation. Refer to the “Compensation Discussion and Analysis” section of this proxy statement for a description of Willis Towers Watson’s and our Chief Executive Officer’s role in recommending compensation amounts.
Our Compensation Committee met five times during 2024.
Finance Committee
Our Finance Committee assists the Board with respect to the oversight of our financial affairs. Among other matters, the Finance Committee:
•reviews and makes recommendations with respect to our long-range financial plan;
•recommends financial policies that maintain and improve our financial health and integrity;
•reviews and recommends an annual operating budget and annual capital budget;
•reviews and approves certain capital expenditures, unbudgeted operating expenses, contracts and agreements, dispositions of capital assets, and borrowing agreements;
•monitors our financial performance and compliance with debt covenants and our fuel hedging program;
•reviews and makes recommendations to the Board regarding our investment policy; and
•reviews the Finance Committee charter and the Finance Committees’ performance on an annual basis.
Our Finance Committee consists of Messrs. Broderick, Connor, B. Franke, and Han. The Chair of our Finance Committee is Mr. B. Franke.
Our Finance Committee met five times during 2024.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and making recommendations to the Board concerning governance matters. Among other matters, the Nominating and Corporate Governance Committee:
•reviews and makes recommendations to our Board regarding the election of directors;
•reviews and makes recommendations to the Board regarding the Board’s leadership structure;
•oversees the annual self-evaluations of our Board and management;
•oversees and reviews our environmental and social strategies and practices; and
•reviews the Nominating and Corporate Governance Committee charter and the Nominating and Corporate Governance Committees’ performance on an annual basis.
Our Nominating and Corporate Governance Committee consists of Mr. Wolff and Mses. Kumpf, Lipson and Pineda. Mr. W. Franke served on our Nominating and Corporate Governance Committee through March 29, 2024. Our Board has determined that all current members of the Nominating and Corporate Governance Committee are independent under the Nasdaq Rules. The Chair of our Nominating and Corporate Governance Committee is Ms. Kumpf.
Our Nominating and Corporate Governance Committee met four times during 2024.
Safety and Security Committee
Our Safety and Security Committee assists the Board with respect to the oversight of our activities, programs, and procedures relating to safety and security. Among other matters, the Safety and Security Committee:
•reviews our safety programs, policies, and procedures and our compliance with such programs, policies, and procedures;
•reviews our policies, procedures, and investments, and monitors our activities, with respect to physical security;
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CORPORATE GOVERNANCE (continued)
•reviews our strategies and actions to address safety performance objectives and metrics;
•reviews and makes recommendations to the Board regarding oversight of our manufacturers, suppliers, and third-party providers to ensure the provision of safe and reliable products and services; and
•reviews the Safety and Security Committee charter and the Safety and Security Committees’ performance on an annual basis.
Our Safety and Security Committee consists of Messrs. Genise, Broderick, B. Franke, and Wolff. The Chair of our Safety and Security Committee is Mr. Genise.
Our Safety and Security Committee met three times during 2024.
Identifying and Evaluating Director Nominees
Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of our Board and ensuring that our Board has the requisite expertise and that its membership consists of persons with independent backgrounds. Our Nominating and Corporate Governance Committee, in recommending director candidates for election to our Board, and our Board, in nominating director candidates, is expected to consider candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make practical and mature business judgments. In evaluating director candidates, our Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they deem to be relevant:
•the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•the candidate’s experience as a board member of another publicly held company;
•the candidate’s understanding of marketing, finance, and other elements relevant to the success of a publicly traded company in today’s business environment; and
•the candidate’s professional and academic experience relevant to our company’s industry.
Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. Our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its range of experience in these various areas. We have no policy regarding Board diversity.
The Nominating and Corporate Governance Committee will consider recommendations from our stockholders for director candidates. Stockholders should provide the recommended candidate’s name, biographical data, qualifications, and other information required by Sections 2.5 and 2.6 of our Bylaws with respect to director nominations by stockholders. The Nominating and Corporate Governance Committee acts in its discretion in making nominee recommendations to the full Board.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of Josh T. Connor, Ofelia Kumpf, Nancy L. Lipson, and Alejandro D. Wolff. None of the members of our Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or on our Compensation Committee.
Code of Ethics
Our Board has adopted a written Code of Ethics that applies to all of our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, and principal accounting officer. The Code of Ethics addresses, among other things, issues relating to conflicts of interests, including internal reporting of violations and disclosures, and
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CORPORATE GOVERNANCE (continued)
compliance with applicable laws, rules, and regulations. The purpose of the Code of Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. The full text of our Code of Ethics is posted on our website at https://ir.flyfrontier.com under “Governance.” Any substantive amendment to, or waiver of, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions will be disclosed on our investor relations website. Information contained on, or that can be accessed through, our website does not constitute part of this proxy statement.
Insider Trading and Anti-Hedging Policies
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, and employees, and that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq Rules. This policy was filed as Exhibit 19.1 to our 2024 Annual Report. Among its provisions, the policy prohibits those covered by the policy from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.
Communications with our Board of Directors
Stockholders wishing to communicate with our Board should send correspondence to the attention of our Corporate Secretary, Frontier Group Holdings, Inc., 4545 Airport Way, Denver, CO 80239, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held by such stockholder. Our Corporate Secretary will review correspondence confirmed to be from stockholders in conjunction with the Chair of the Board, who will decide whether or not to forward the correspondence or a summary of the correspondence to the full Board or a committee thereof. Our Corporate Secretary and the Chair of the Board will review all stockholder correspondence, but the decision to relay that correspondence to the full Board or a committee thereof will rest entirely within the discretion of the Chair of the Board.
Our Executive Officers
The following table sets forth the names, ages, and positions of our current executive officers as of April [●], 2025.

Name	Age	Position(s)
Barry L. Biffle(1)	53	Chief Executive Officer
James G. Dempsey	50	President
Howard M. Diamond	58	Executive Vice President, Legal and Corporate Affairs and Corporate Secretary
Mark C. Mitchell	51	Senior Vice President and Chief Financial Officer
Trevor J. Stedke	54	Senior Vice President, Operations
Alexandre Clerc	54	Senior Vice President, Customers
Steve C. Schuller	55	Senior Vice President, Human Resources
Robert A. Schroeter	47	Senior Vice President and Chief Commercial Officer
(1)Mr. Biffle is a member of our Board. See “Proposal No. 1: Election of Directors—Director Biographies” for more information about Mr. Biffle.
James G. Dempsey has served as our President since October 2023 and has responsibility for Commercial, Customer Care and Operations Research, Design and Planning functions. Mr. Dempsey previously served as our Executive Vice President and Chief Financial Officer from December 2019 to October 2023, after serving as our Chief Financial Officer from May 2014 to December 2019. From July 2006 to April 2014, Mr. Dempsey served as treasurer at Ryanair Holdings PLC. From 2003 to 2006, Mr. Dempsey served as head of investor relations at Ryanair. Prior to this, Mr. Dempsey served in various management roles with PricewaterhouseCoopers LLP from 2000 to 2003. Mr. Dempsey holds a Bachelor of Commerce Degree from the University College Dublin and is a fellow of the Institute of Chartered Accountants in Ireland.
Howard M. Diamond has served as our Executive Vice President, Legal and Corporate Affairs since February 2024 and as our Corporate Secretary since July 2014, and previously served as Senior Vice President, General Counsel from July
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CORPORATE GOVERNANCE (continued)
2014 to February 2024. Mr. Diamond served as vice president, general counsel and corporate secretary of Thales USA, Inc., a diversified aerospace, defense and transportation company, from January 2008 to July 2014. Earlier, Mr. Diamond served as chief counsel at BAE Systems Land and Armaments, f/k/a United Defense, LP from 2003 to 2008. Mr. Diamond began his legal career as an officer in the U.S. Army JAG Corps from 1994 to 1997, after which he served as a litigation associate from 1997 to 2001 at the law firm Sherman & Howard. Mr. Diamond holds a B.A. from Wesleyan University and a J.D. from the University of Virginia School of Law.
Mark C. Mitchell has served as our Senior Vice President and Chief Financial Officer since October 2023. Prior to this, Mr. Mitchell served as our Vice President, Finance and Investor Relations from August 2021 to October 2023, and as our Chief Accounting Officer from September 2015 to February 2022. From February 2007 to September 2015, Mr. Mitchell served in various leadership capacities for Starwood Hotels and Resorts Worldwide, Inc., a hotel and leisure company, including serving as vice president, accounting from 2013 to 2015 and as controller for Starwood Vacation Ownership, Inc., from 2007 to 2015. Prior to this, Mr. Mitchell served in various controllership capacities at Equitable Resources, Inc. and HD Supply, Inc. from 2002 to 2006 and also held various roles at Deloitte LLP from 1995 to 2002, including that of audit manager. Mr. Mitchell holds a B.S. in Accounting from Indiana University, an M.B.A. from the University of Florida, and a Ph.D. in Business Administration from Oklahoma State University.
Trevor J. Stedke has served as our Senior Vice President, Operations since April 2019. Prior to this, he served as an aircraft operations industry expert for Boston Consulting Group, a global consulting firm, in their aerospace and defense division from September 2018 to April 2019, and as vice president, aircraft technical operations for Southwest Airlines from June 2012 until September 2018. Mr. Stedke has also served as a special advisor for the commercial aviation division of Shift5, since February 2024, as well as an Engineering Advisory Board member for Embry-Riddle Aeronautical University from June 2014 to March 2024. Mr. Stedke served as managing director aircraft engineering, planning, and performance for FedEx Air Operations from December 2006 to June 2012, and he held a variety of leadership and senior roles in FedEx Air Operations from December 1997 to December 2006. Mr. Stedke began his career in airline operations with Southern Air Transport, where he served in a variety of roles in aircraft technical operations from January 1995 to December 1997, culminating in his role as director aircraft technical operations. Mr. Stedke holds a B.S. in Aviation Engineering/Atmospheric Science from the Ohio State University and an M.S. in Engineering Management from Christian Brothers University.
Alexandre Clerc has served as our Senior Vice President, Customers since January 2024. In this capacity, he oversees our Airport Customer Service and inflight teams. Most recently, Mr. Clerc worked as a senior expert with McKinsey & Company, a global consulting firm, in their Transport and Travel Practice from May 2021 to January 2024. He previously served as chief operating officer for ABC Aerolineas, S.A. de C.V., a low-cost airline based in Mexico doing business as Interjet, from November 2019 to April 2021. Interjet entered bankruptcy proceedings in Mexico in August 2022. Prior to that, Mr. Clerc served as director of operations planning for Spirit Airlines from April 2017 to October 2019 and chief operating and cost officer at Volotea, a low-cost airline based in Spain, from December 2015 to February 2017, after serving as deputy chief operating officer at Volotea from February 2015 to December 2015, and also held a variety of senior roles in technical operations and strategic planning for Southwest Airlines from 2007 to 2015. Mr. Clerc began his career in operations with Hilton Hotels Corporation. Mr. Clerc holds a B.S. in Hospitality from Lausanne Hotel School in Switzerland and a M.B.A. from Southern Methodist University.
Steve C. Schuller has served as our Senior Vice President, Human Resources since February 2024, and previously as our Vice President, Human Resources from September 2018 to February 2024. Prior to that, Mr. Schuller served as vice president, talent & human resources and chief learning officer at Catapult Health, a healthcare service provider, from June 2014 to August 2017. Mr. Schuller holds a B.S. in Hotel Administration from Cornell University.
Robert A. Schroeter has served as our Senior Vice President and Chief Commercial Officer since March 2024. In this capacity, he oversees our Commercial division which includes Pricing and Revenue Management, Network Planning, and Marketing. Previously, Mr. Schroeter spent nearly two decades at Spirit Airlines where he held several leadership positions, most recently serving as senior vice president and chief marketing officer from December 2019 to March 2024, and vice president, sales and marketing from June 2017 to December 2019. Prior to Spirit, Mr. Schroeter also held various revenue management, e-commerce, and marketing roles at America West and US Airways. Mr. Schroeter holds a B.A. in Economics from the University of Virginia.
Frontier Airlines 2025 Proxy Statement     18

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE MATTERS
Our Commitment
Our Environmental, Social, and Governance (“ESG”) pillars are a key part of our business. First, by focusing on sustainable business practices and financial investments that reduce our environmental footprint, we have maintained our status as America’s Greenest Airline when measured by available seat miles (“ASMs”) per fuel gallon consumed during the year ended December 31, 2024 as compared to all other major U.S. carriers. We believe we are leading the way in environmental stewardship in the airline industry and serving the needs of a growing community of eco-conscious air travelers. Second, we believe that air travel should be accessible to all and we aim to place people—both our customers and team members—first. Not only do we believe we have a highly engaged and satisfied workforce, we also partner with mentoring and professional development organizations to foster opportunities for those pursuing aviation careers from all backgrounds. Third, we take pride in supporting our communities through various philanthropic and volunteer initiatives. Finally, the well-being of our customers and team members is at the forefront of everything we do, and we believe we are an industry leader in safe practices.
Recognizing its importance, the Board and its committees provide ESG guidance and oversight to management. The Nominating and Corporate Governance Committee is responsible for the review of our ESG strategy and practices and periodically reports on these matters to the Board. The Audit Committee is responsible for the oversight of any related risks having a possible effect on the integrity of financial reporting which are also reported to the Board, as necessary. The Compensation Committee is responsible for human capital management oversight and periodic reviews over workplace environment and culture. The Safety and Security Committee is responsible for oversight, including compliance and evaluation, of programs related to our safety performance and physical security. Moreover, any pertinent feedback that management receives from stockholders as part of our regularly scheduled stockholder engagement practices is reported to the Board for its consideration.
Environmental Stewardship
Initiatives to reduce aircraft weight, save fuel and benefit the environment
Our fleet is made up exclusively of the Airbus series of single-aisle aircraft, including the A320ceo, A320neo, A321ceo and A321neo aircraft (the “A320 family”). As of December 31, 2024, the average aircraft age of our fleet was approximately five years and 82% of our planes were A320neo family aircraft, which are expected to reduce fuel consumption by 20% and emit lower CO2 emissions compared to the prior generation of A320ceo family aircraft, as well as a 50% reduction in noise. Our fleet continues to be the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed, generating over 100 ASMs per gallon during the year ended December 31, 2024. As of December 31, 2024, we had 187 additional Airbus A320neo family aircraft on order, furthering the modernization of our fleet, along with our focus on operating in an environmentally responsible manner as we grow.
We have undertaken multiple initiatives in recent years to reduce the weight of our aircraft, minimize the use of paper in-flight, and increase the use of environmentally friendly products. Flying lighter aircraft saves fuel and reduces CO2 emissions, which not only helps minimize our environmental footprint, but also helps reduce costs, ultimately benefiting consumers in the form of lower fares. A key driver of reduced weight on our aircraft stems from our policies around baggage and in-flight catering. By charging for carry-on and checked bags, consumers are incentivized to pack less. By charging for all food items and beverages, including soft drinks, passengers are encouraged to be more discerning in their consumption, which results in fewer catering supplies and also reduces aircraft weight. Of the 187 A320neo family aircraft we have committed to purchase through 2031, 96 will be equipped with seats from Recaro, a premium seat manufacturer. The Recaro seats weigh 30% less than the previous Acro seats and, on an average A321 aircraft, we estimate this will result in fuel savings of nearly 32,000 gallons per year. We have not yet selected a seat manufacturer for the remaining 91 aircraft on our order book.
Additionally, as part of our efforts to decarbonize air transportation, we, along with a consortium of other airlines, executed an agreement with CleanJoule in May 2023, with a potential right to purchase SAF from CleanJoule once it achieves commercial production.
In addition, our headquarters are located in a LEED-certified building, which was designed to achieve energy savings, water efficiency, and lower CO2 emissions.
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ENVIRONMENTAL, SOCIAL, AND GOVERNANCE MATTERS (continued)
Other ‘green’ measures implemented onboard our aircraft:
•Enhanced route planning software, which contributes to fuel efficiency by allowing us to focus on direct, non-stop flights during off-peak hours and carry only fuel necessary for the flight;
•removal of in-flight entertainment devices since the vast majority of Americans travel with a personal mobile device containing their preferred entertainment choices, thereby further reducing aircraft weight;
•launch of a mobile app that gives customers access to everything they need electronically, minimizing paper itineraries, receipts, and boarding passes;
•introduction of biodegradable cups and elimination of plastic stirrers;
•creation of paperless cockpits by giving our pilots mobile work pads that contain all the necessary data and information to do their jobs;
•introduction of electronic Flight Attendant Manuals, enabling our flight attendants to use their mobile FlyTab devices for required information and eliminating paper manuals onboard;
•elimination of onboard magazines, resulting in a significant weight reduction per flight while saving thousands of pounds of paper on an annual basis;
•single engine taxi for takeoff and landing when appropriate, among other operating efficiencies, which reduces fuel consumption; and
•more efficient aircraft brakes which contribute to fuel savings.
Highlighting endangered species
Throughout Frontier’s history, our airplane tails have featured animals, from Flo the Flamingo and Powder the Polar Bear to Peachy the Fox and Otto the Owl, among hundreds of others. These animals provide our planes with a distinctive and fun appearance that delights children and adults alike. Flight crews on each aircraft hand out trading cards to children onboard that tell the unique story of the animal on the plane’s tail. Since 2019, we have highlighted endangered species on our tails, starting with Wellington the Black-Footed Ferret. New tails now feature North American endangered species, serving to highlight the importance of these unique animals whose populations are at risk of extinction. While working to reduce our carbon footprint, we also hope to educate the public and bring awareness to the incredible animals that call the oceans, forests, and plains home.
Community Engagement
Social responsibility
The Frontier business model is based on the principle that flying should be affordable for everyone. Not only does our pricing structure support that mission, but Frontier’s family focus, including our unique Kids Fly Free program (with Discount Den membership), makes air travel more accessible for families.
When it comes to charitable initiatives, giving back is in our DNA. We support a huge array of charitable organizations through volunteerism, in-kind donations, and fundraising, with causes ranging from food banks, children, battered women, homelessness, the environment, animals, and terminal illness. For employees experiencing hardship, our HOPE League is available to support and is funded through employee donations.
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ENVIRONMENTAL, SOCIAL, AND GOVERNANCE MATTERS (continued)
Health, Safety, and Well-being
Compensation and Benefits
We design our compensation and benefits with the goal of supporting the financial, mental, and physical well-being of our employees and their families. We evaluate our benefit programs each year in terms of value of benefit offerings and out-of-pocket costs so that they are competitive with the benefit offerings of other companies with whom we compete for talent. We continuously evaluate our benefit offerings through these market studies as well as annual employee surveys. In 2025, we began offering United Healthcare Rewards, a digital experience where members can earn rewards for reaching goals and completing activities, to incentivize employees to invest in their health. Through United Healthcare, we also offer our employees One Pass, which provides access to gyms nationwide as well as digital fitness programs, and Real Appeal, a lifestyle and weight management program, and as of January 2025, employees can also access Maven, an educational and financial resource for navigating the different paths to parenthood.
Safety and Security
We prioritize the safety and security of our passengers and employees. Some of the safety and security measures we have taken include: aircraft security and surveillance, positive bag matching procedures, enhanced passenger and baggage screening and search procedures, and securing of cockpit doors. We strive to comply with or exceed health and safety regulation standards. In pursuing these goals, we maintain an active aviation safety program and all of our personnel are expected to participate in the program and take an active role in the identification, reduction and elimination of hazards.
Our ongoing focus on safety relies on training our employees on relevant standards and providing them with the tools and equipment they require so they can perform their job functions in a safe and efficient manner. Safety in the workplace targets several areas of our operation including: flight operations, maintenance, in-flight, dispatch, and station operations.
Frontier Airlines 2025 Proxy Statement     21

PROPOSAL NO. 2: APPROVAL OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Article VIII of our amended and restated certificate of incorporation (our “Charter”) currently provides that a director of the Company shall not be personally liable to the Company or its stockholders for a breach of fiduciary duty to the fullest extent permitted by law. Effective August 1, 2022, the State of Delaware, which is the Company’s state of incorporation, amended Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) to authorize exculpation of officers of Delaware corporations. Specifically, the amendments extend the opportunity for Delaware corporations to exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain circumstances. This provision would only permit exculpation of officers for direct claims, as opposed to derivative claims made by stockholders on behalf of the Company, and would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.
The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. Accordingly, the Board believes that the proposal to extend exculpation to officers is fair and in the best interests of the Company and our stockholders. The Board has unanimously determined that it is in the best interests of the Company and our stockholders to amend and restate our Charter in order to provide for exculpation of officers pursuant to Section 102(b)(7) of the DGCL and to make certain other administrative, clarifying, and conforming changes, including to reflect our loss in April 2024 of “controlled company” status within the meaning of the rules and regulations of The Nasdaq Stock Market, LLC, such as removing outdated references and provisions with respect to stockholder actions by written consent, special meetings, removal of directors, and the voting thresholds to amend the Charter and Bylaws.
This description of the proposed amendment and restatement of our Charter (the “Restated Certificate of Incorporation”) is a summary and is qualified in its entirety by the full text of the Restated Certificate of Incorporation, which is attached to this proxy statement as Appendix B and is marked to show the proposed changes described above. If this Proposal 2 is approved, we intend to file a corresponding Restated Certificate of Incorporation, reflecting the approved amendment, with the Secretary of State of the State of Delaware as soon as practicable following the Annual Meeting. If our stockholders do not approve the Restated Certificate of Incorporation, then the proposed changes shown in Appendix B will not be adopted.
Recommendation of the Board of Directors
Our Board unanimously recommends that you vote “FOR” the amendment and restatement of our Charter to provide for exculpation of officers and to make certain other administrative, clarifying and conforming changes, including to reflect our loss of controlled company status in 2024.
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PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Board has approved, based on the recommendation of our Audit Committee, the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of EY is not required, we value the opinions of our stockholders and believe that stockholder ratification of the appointment is a good corporate governance practice.
EY has served as our independent registered public accounting firm since 2013. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of EY is expected to attend our Annual Meeting, will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions from stockholders.
In the event that the appointment of EY is not ratified by the stockholders, the Audit Committee and Board will consider this fact when they appoint the independent registered public accounting firm for the fiscal year ending December 31, 2026. Even if the appointment of EY is ratified, the Audit Committee and our Board retain the discretion to appoint a different independent auditor at any time if they determine that such a change is in the interest of the Company.
Recommendation of the Board of Directors
Our Board unanimously recommends that you vote “FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Principal Accountant Fees and Services
The following summarizes the fees of EY, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

	Year Ended December 31,
	2024	2023
	(In thousands)
Audit Fees(1)	$1,955	$1,710
Audit-Related Fees(2)	25	25
Tax Fees(3)	50	50
All Other Fees(4)	7	7
Total Fees	$2,037	$1,792
(1)Consists of fees incurred for professional services rendered for the audit of our consolidated financial statements (including the audit of the effectiveness of our internal control over financial reporting), reviews of our quarterly consolidated financial statements, related accounting consultations, and services provided in connection with our regulatory filings.
(2)Consists of fees incurred in connection with certain agreed-upon regulatory procedures for fiscal years 2024 and 2023.
(3)Consists of fees for professional services for tax compliance, tax advice, and tax planning.
(4)Consists of fees for permitted products and services other than those that meet the criteria above. Such fees are related to an online subscription for an audit technology and a research tool for fiscal years 2024 and 2023.
Pre-Approval Policies and Procedures
The Audit Committee charter provides that the Audit Committee shall pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under the rules and regulations of the SEC.
The Audit Committee approved all audit and non-audit services provided by EY for fiscal years 2024 and 2023, including the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee. The Audit Committee periodically considers whether the non-audit services rendered by EY are compatible with maintaining EY’s independence.
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REPORT OF THE AUDIT COMMITTEE
The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s 2024 Annual Report.
Audit Committee
Bernard L. Han (Chair)
Josh T. Connor
Robert J. Genise
Patricia Salas Pineda

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PROPOSAL NO. 4: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
As required by Section 14A(a)(1) of the Exchange Act and related rules of the SEC, the below resolution provides our stockholders an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. This proposal, commonly known as a “Say-on-Pay” proposal and vote, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement.
We encourage our stockholders to review the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this proxy statement for additional detail regarding the compensation of our named executive officers.
As an advisory approval, this proposal is not binding upon us, our Board, or our Compensation Committee, which is responsible for the design and administration of our executive compensation program. However, the Board and the Compensation Committee value the opinions of our stockholders expressed through your vote on this proposal and continually consider stockholder feedback and the results of Say-on-Pay Votes when making future compensation decisions. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Frontier Group Holdings, Inc. approve, on an advisory (non-binding) basis, the 2024 compensation of Frontier Group Holdings, Inc.’s named executive officers as disclosed in the “Compensation Discussion and Analysis” section, the accompanying compensation tables, and the related narrative discussion set forth in Frontier Group Holdings, Inc.’s Proxy Statement for the 2025 Annual Meeting of Stockholders.”
Unless the Board or the Compensation Committee modifies the determination on the frequency of future “Say-on-Pay” advisory votes, the next “Say-on-Pay” advisory vote will be held at our 2026 annual meeting of stockholders.
Recommendation of the Board of Directors
Our Board unanimously recommends that you vote “FOR” the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in the “Compensation Discussion and Analysis” section, the accompanying compensation tables, and the related narrative discussion set forth in this proxy statement.
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DIRECTOR COMPENSATION
Compensation Arrangements for our Non-Employee Directors
All non-employee directors are compensated as follows:
•annual fee of $100,000 payable in cash;
•annual restricted stock units (“RSUs”) that have a grant date fair value of $140,000, to vest on the earlier of the first anniversary of the date of grant or immediately prior to the next annual meeting of stockholders (subject to continued service);
•additional annual fee to the Chair of the Audit Committee of $25,000 payable in cash;
•additional annual fee to the Chairs for our Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee, and Safety and Security Committee of $20,000 in cash each; and
•travel benefits as discussed below.
Each person who is initially elected to the Board as a non-employee director is granted, on the date of such initial election, a pro-rated grant of RSUs based on the number of days remaining until the first anniversary of the annual meeting of our stockholders that immediately preceded such non-employee director’s initial election.
As is common in the airline industry, we provide flight benefits to the members of the Board under the Universal Air Travel Plan, Inc. (“UATP”) card, whereby each individual non-employee director receives a yearly dollar value that they may use for personal travel on Frontier’s flights for themselves and certain qualifying friends and family.
For fiscal year 2024, each non-employee director received a travel bank under the UATP equal to $5,500 (except for Mr. W. Franke, who received a travel bank under the UATP equal to $13,750 as the Chair of the Board). Each one-way flight they take is valued based on the average approximate cost to Frontier of a one-way flight. Each non-employee director is also eligible to receive flight benefits following service on the Board, for a period of time equal to the number of years of service for non-employee directors who have served for less than five years, and for life for non-employee directors who have served at least five years, in each case at the same amount of benefits provided during service as a non-employee director. In addition, we reimburse non-employee directors for their reasonable expenses incurred in attending meetings.
2024 Non-Employee Director Compensation
The table below provides information regarding compensation we paid to our non-employee directors in 2024. Barry L. Biffle, our Chief Executive Officer, is not included in the table because he is an employee and receives no compensation for his service as a member of the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total(2) ($)
Josh T. Connor	100,000	140,000	240,000
Brian H. Franke	140,000	140,000	280,000
William A. Franke	120,000	140,000	260,000
Andrew S. Broderick	100,000	140,000	240,000
Robert J. Genise	120,000	140,000	260,000
Bernard L. Han	125,000	140,000	265,000
Ofelia Kumpf	100,000	140,000	240,000
Patricia Salas Pineda	100,000	140,000	240,000
Michael R. MacDonald	100,000	140,000	240,000
Alejandro D. Wolff	100,000	140,000	240,000
Nancy L. Lipson(3)	50,000	125,422	175,422
(1)Amounts shown represent the grant date fair value of RSUs granted during fiscal year 2024 as calculated in accordance with ASC Topic 718. See Note 10 to the financial statements included in our 2024 Annual Report for the assumptions used in calculating this amount. On May 25, 2024, each non-employee director, other than Ms. Lipson, received an annual grant of 24,955 RSUs that, in each case, will vest in full on May 15, 2025, subject to continued service through the vesting date. Ms. Lipson received 26,294 RSUs in July 2024, in connection with the commencement of her Board service. Ms. Lipson’s RSUs will vest in full on May 15, 2025, subject to continued service through the vesting date. No other equity
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DIRECTOR COMPENSATION (continued)
awards were made to our non-employee directors during 2024. As of December 31, 2024, each non-employee director held 24,955 RSUs (except Ms. Lipson, who held 26,294 RSUs) and no other equity awards.
(2)Consistent with SEC rules, we have not disclosed perquisites and other personal benefits where the aggregate incremental cost of such compensation was less than $10,000.
(3)Amounts for Ms. Lipson have been pro-rated based on her commencement as a non-employee director beginning in July 2024.
Director Stock Ownership Guidelines
Pursuant to our director stock ownership guidelines, each current non-employee director and any newly appointed non-employee director is required to, by the later of April 1, 2026 or, for newly elected directors, the date five years from the date of his or her election to the Board, own shares of our common stock having an aggregate value at least equal to $350,000. For purposes of this calculation, shares of our common stock held directly or indirectly by the non-employee director are included (including shares held by the employer of such director in the case of the directors affiliated with Indigo Partners), including RSUs (vested or unvested) and deferred stock units, if any, while any outstanding and unvested or vested but unexercised stock option awards are excluded. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines.
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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers (“NEOs”) should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs.
Our employees, including our NEOs, are employed with Frontier Airlines, Inc. and all compensation matters in respect to our NEOs have been determined by our Compensation Committee. All references to “we,” “us” or “our” in this Executive Compensation section will refer to Frontier Airlines, Inc. and to our Board and our Compensation Committee for actions taken in respect of equity awards and cash compensation.
Our Compensation Committee, which is appointed by our Board, is responsible for establishing, implementing, and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of near-term corporate targets, long-term business objectives, and individual performance.
Our NEOs for 2024 were as follows:

Barry L. Biffle, Chief Executive Officer
Mark C. Mitchell, Senior Vice President and Chief Financial Officer
James G. Dempsey, President
Howard M. Diamond, Executive Vice President, Legal and Corporate Affairs and Corporate Secretary
Alexandre Clerc, Senior Vice President, Customers
Robert A. Schroeter, Senior Vice President, Chief Commercial Officer
Compensation Philosophy and Objectives
We strive to find the best talent, resources, and infrastructure to better serve our customers. Our goal is to attract and retain the most highly qualified executives to manage and oversee each of our business functions. We seek out individuals who we believe will be able to contribute to our business and our vision of future success, our culture, and values, and who will promote the long-term interests and growth of our company.
In determining the form and amount of compensation payable to the NEOs, we are guided by the following objectives and principles:
•Compensation programs should be straightforward, clear, and evolve with our business. As part of our development as a business, we aim to ensure our compensation programs are straightforward and clear in order to provide transparency to our stakeholders. Our executive compensation program should give strong, clear incentives to our executives and adapt and evolve to reflect our growth and development to ensure we remain competitive in the marketplace.
•Compensation should relate directly to performance, and variable compensation should constitute a significant portion of total compensation. We believe that our compensation programs foster an environment of innovation that rewards outstanding performance. Accordingly, a significant portion of total compensation should be based on variable compensation that is tied to and varies with our financial, operational, and strategic performance, as well as individual performance. Executives with greater roles and the ability to directly impact our company’s goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved.
•Compensation levels should be designed to attract, motivate, and retain exceptional executives in the markets in which we operate. The market for talented management is highly competitive in our industry. We aim to provide an executive compensation program that attracts, motivates, and retains high-performing talent and rewards them for our achieving and maintaining a competitive position in our industry. Total compensation should increase with position and responsibility.
•Long-term equity-based compensation should align executives’ interests with our stockholders’ interests. Long-term incentive awards, including equity-based compensation, incentivize executives to manage the Company from a
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EXECUTIVE COMPENSATION (continued)
perspective that is beneficial to our stockholders, promoting our long-term growth. Equity-based compensation should be utilized to foster an ownership mentality among our executives and to align the interests of our executives with our stockholders.
Determination of Compensation
Our Compensation Committee meets periodically to review and consider recommendations from Mr. Biffle with respect to each NEO’s base salary, annual bonus compensation, and long-term equity awards, other than with respect to himself. At the same time, our Compensation Committee reviews and determines adjustments, if necessary, to Mr. Biffle’s compensation, including his base salary, annual bonus compensation, and long-term equity awards. Our Compensation Committee annually evaluates our company-wide performance against the approved performance targets for the prior fiscal year. Our Compensation Committee also meets periodically to discuss compensation-related matters as they arise during the year. For fiscal year 2024, our Compensation Committee determined each individual component of compensation for our NEOs. Mr. Biffle evaluates each other NEO’s individual performance and contributions at the end of each fiscal year and reports his recommendations regarding each element of the other NEOs’ compensation to our Compensation Committee. Mr. Biffle does not participate in any discussion with our Compensation Committee regarding decisions on his own compensation and he recuses himself from meetings when his compensation is discussed.
Our Compensation Committee has also engaged Willis Towers Watson, a compensation consultant, to advise us on compensation philosophy, the selection of a group of peer companies to use for compensation benchmarking purposes, and cash and equity compensation levels for our directors, executives, and other employees based on current market practices. Willis Towers Watson reports directly to our Compensation Committee and does not provide any non-compensation related services to us. Our Compensation Committee has evaluated Willis Towers Watson’s independence pursuant to the Nasdaq Rules and the relevant SEC rules and has determined that no conflict of interest has arisen as a result of the work performed by Willis Towers Watson. In addition, our Compensation Committee evaluated the independence of its other outside advisors, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest.
We generally rely on a flexible compensation program that allows us to adapt components and levels of compensation to motivate and reward individual executives to achieve certain Company-wide and individual goals. Subjective factors considered in compensation determinations include an executive’s experience and capabilities, contributions to the executive’s business unit or department, contributions to our overall company performance, and whether the total compensation structure is sufficient to ensure the retention of the executive after taking into account the compensation potential that may be available elsewhere.
During fiscal year 2024, our Compensation Committee reviewed the primary aspects of our compensation programs for our NEOs, including base salaries, performance-based bonuses, and equity grants. As part of this process, our Compensation Committee consulted compensation surveys and gained a general understanding of current compensation practices through its compensation consultant, Willis Towers Watson.
The surveys provided by Willis Towers Watson reported data on the total compensation, position, and responsibilities of executives employed by similarly situated companies in our industry and other companies based on revenue. Willis Towers Watson led our Compensation Committee through a detailed review of recent executive compensation trends, including as to the form and amount of cash compensation and equity grants. For fiscal year 2024, Willis Towers Watson recommended, and our Compensation Committee approved, the following peer group (the “Compensation Peer Group”), consisting of competitor airlines, for compensation market comparison purposes:
•Alaska Air Group, Inc.
•Hawaiian Holdings Inc.
•JetBlue Airways Corporation
•Spirit Airlines, Inc.
•Allegiant Travel Company
•SkyWest, Inc.
The selection of companies for the Compensation Peer Group focused on small- to medium-sized passenger carriers as an appropriate population for assessing the amounts and percentile rankings of compensation elements for NEOs, including
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EXECUTIVE COMPENSATION (continued)
base salaries, short-term incentives (bonuses), and long-term equity-based incentives. Our Compensation Committee determined that our competition for executive talent came significantly from these carriers. Willis Towers Watson primarily used the Compensation Peer Group to assess the competitiveness of our Chief Executive Officer’s compensation, as this position would normally be recruited from other passenger airlines.
Consistent with its prior year methodology, in early 2024, in assessing the compensation of our NEOs, Willis Towers Watson used a blended approach consisting of both peer airline proxy and survey data and broader survey data, adjusted for revenue size when possible, as these positions could also be recruited from companies in other industries. Willis Towers Watson weighted the general industry companies at 25% and the airline peer companies at 75% when evaluating our executive compensation and recommending adjustments. For its 2024 analysis, the survey data was pulled from the following three executive pay surveys and projected to spring 2024:
•Seabury's 2019 Airline Industry Compensation Survey;
•Mercer’s U.S. SIRS 2019 Executive Compensation Survey; Airline and Transportation; and
•Willis Towers Watson's 2022 General Industry Executive Compensation Survey.
When possible, the data from the general industry executive survey was cut in scope to focus on companies with revenues approximating our revenue of approximately $4 billion. Our Compensation Committee was not aware of the non-airline individual companies participating in the survey and reviewed such data in a summarized fashion.
Our Compensation Committee has historically approved an overall guideline of total direct compensation for our senior management generally around the market median. Our executive compensation philosophy contemplates that our Compensation Committee would annually select a mix of base salary, annual target incentive compensation, and long-term target incentive compensation intended to deliver total target direct compensation for our executive officers, in the aggregate, at approximately the market 50th percentile. However, our Compensation Committee reserved discretion to deviate from the above guidelines as necessary to account for changing industry characteristics, our particular business model, individual performance, and other factors. Willis Towers Watson’s 2024 analysis indicated that, in the aggregate, our NEOs’ 2024 total target compensation (base salary plus target bonus opportunity and long-term incentives) was generally aligned with the desired pay positioning, approximating the 50th percentile of the market.
Components of Compensation for Fiscal Year 2024
Our performance-driven compensation program for our NEOs consists of the following main components:
•base salary;
•performance-based cash incentives;
•discretionary bonuses;
•equity-based incentives;
•benefits;
•perquisites; and
•termination-based and change-in-control benefits.
We will continue to build our executive compensation program around each of these elements because each individual component is useful in furthering our compensation philosophy and we believe that, collectively, they are effective in achieving our overall objectives.
Base Salary
We provide our NEOs with a base salary to compensate them for their service to our company during each fiscal year. The base salary payable to each NEO is intended to provide a fixed component of compensation that adequately reflects the executive’s qualifications, experience, role, and responsibilities. Base salary amounts are established based on consideration of, among other factors, the scope of the NEO’s position, responsibilities and years of service, and our
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EXECUTIVE COMPENSATION (continued)
Compensation Committee’s general knowledge of the competitive market, based on, among other things, experience with other similarly situated companies and our industry and market data provided by Willis Towers Watson.
Our NEOs’ 2024 base salaries are set forth in the table below.

Name	Annual Base Salary effective as of Year-End
	2024	2023
Barry L. Biffle	$725,000	$680,000
Mark C. Mitchell	$474,000	$465,000
James G. Dempsey	$638,000	$625,000
Howard M. Diamond	$485,000	$440,000
Alexandre Clerc	$400,000	N/A
Robert A. Schroeter	$415,000	N/A
Performance-Based Cash Incentives
As a cornerstone of our compensation policy, we aim to create a direct correlation between the executive’s role and responsibilities and the ability to earn variable pay. We provide cash bonuses to reward and incentivize superior individual and business performance, resulting in a performance-based organizational culture. Our performance-based cash incentive plans are designed to reward our executives for innovation and motivate them to achieve both corporate targets and individual goals, thereby tying the executives’ goals and interests with our stockholders.
Each of our NEOs was eligible for performance-based cash incentives under our fiscal year 2024 Management Bonus Plan (the “Management Bonus Plan”). The Management Bonus Plan is reviewed and approved annually by our Compensation Committee. The determination of the amount of bonuses paid to our NEOs generally reflects a number of considerations, including our costs and revenues among other corporate targets and, when relevant, individual targets. The formula used to calculate a participating executive’s performance-based bonus amount is the sum of the amount calculated for each performance goal, which is found by multiplying the overall target bonus opportunity times the weighting for such performance goal times the achievement level for such performance goal.
Our Compensation Committee expresses each executive’s target bonus opportunity as a percentage of base salary earned for the year. Our Compensation Committee did not follow a formula but rather used the factors as general background information prior to determining the target bonus opportunity rates for our NEOs. Our Compensation Committee set these rates based on each NEO’s experience in his role with us and the level of responsibility held by each NEO, which our Compensation Committee believes directly correlates to his ability to influence corporate results. For fiscal year 2024, based on market data provided by Willis Towers Watson, our Compensation Committee utilized target bonus opportunities as a percentage of base salary of 125% for Mr. Biffle, 70% for Mr. Mitchell, 100% for Mr. Dempsey, 75% for Mr. Diamond, 70% for Mr. Schroeter, and 65% for Mr. Clerc. Mr. Diamond's target bonus opportunity was increased from 70% to 75% effective February 1, 2024 in connection with his promotion to Executive Vice President, Legal and Corporate Affairs and Corporate Secretary.
When determining the bonus amounts for our NEOs under the Management Bonus Plan, our Compensation Committee sets certain performance goals, using a mixture of corporate targets and individual performance. Corporate goals and performance targets and individual performance are reviewed and approved by our Compensation Committee prior to any allocation of the bonus. For fiscal year 2024, our Compensation Committee determined the overall funding of the Management Bonus Plan was based on the achievement of corporate goals, with individual bonuses weighted 75% based on corporate performance and 25% based on individual performance.
In early fiscal year 2024, our Compensation Committee established corporate performance targets for each NEO. Our Compensation Committee does not establish any specific individual performance targets; instead our Compensation Committee reviews at the end of each fiscal year each NEO’s individual performance overall and determines bonus payments based on its review of each NEO’s overall contributions to us during the fiscal year.
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EXECUTIVE COMPENSATION (continued)
The corporate performance targets established by our Compensation Committee in early 2024 were as follows:

Performance Metric	Weighting	Additional Notes
2024 Year-end Net Cash	23.33%	Sliding scale payout between 50% and 200% of target.
Full-Year Adjusted CASM ex-fuel (SLA 1,000 miles) (1)	23.33%
Full-Year Adjusted Pre-Tax Margin(2)	23.33%
Operational Objectives	30%	The following four operational objectives: (1) Aircraft Availability at Start of Day (2) Controllable Turn Performance (3) Head Start On-Time Percentage (4) DOT mishandled bag rate (Industry Rank)
(1)Adjusted cost per available seat mile, excluding fuel, stage length adjusted to 1,000 miles (“Adjusted CASM ex-fuel (SLA 1,000 miles)”) is a non-GAAP measure and represents all operating and non-operating expenses, excluding fuel expenses and certain items, which include adjustments resulting from expected fleet disruptions, divided by ASMs. This amount is then multiplied by the square root of our average stage length divided by 1,000. See Appendix A for a reconciliation of Adjusted CASM ex-fuel (SLA 1,000) to the corresponding GAAP measures. We believe that excluding aircraft fuel is useful to investors as it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which we have limited control, impacts the comparability of period-to-period financial performance, and excluding the price of fuel allows management an additional tool to understand and analyze our non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. Additionally, we believe this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Further, adjusting the metric by normalizing stage length to 1,000 miles further increases comparability with other airlines and their respective network compositions. Adjusted CASM ex-fuel (SLA 1,000) is not determined in accordance with GAAP, may not be comparable across all carriers, and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(2)Adjusted Pre-Tax Margin is a non-GAAP measure and represents adjusted pre-tax income (loss), a non-GAAP measure, divided by revenues, a GAAP measure. Adjusted pre-tax income (loss) represents pre-tax income (loss), a GAAP measure, adjusted for special items and based on forecasted fuel costs. The sum of these non-GAAP adjustments is referred to as the “pre-tax impact.” See Appendix A for a reconciliation of adjusted pre-tax income (loss) to the corresponding GAAP measure. We believe it is a useful indicator to compare the profitability of our business against industry peers of different sizes and derivations of pre-tax income (loss) are well-recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors. Adjusted Pre-Tax Margin is not determined in accordance with GAAP, may not be comparable across all carriers, and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
For each of these performance goals under the Management Bonus Plan, our Compensation Committee sets a threshold, target, stretch, and maximum achievement level. A component of performance must be achieved at no less than 50% before it is taken into account in calculating an executive’s bonus amount and achievement cannot exceed 200% of the target for any component. The threshold goals correspond to an achievement level of 50%, the target goals correspond to an achievement level of 100%, the stretch goals correspond to an achievement level of 150%, and the maximum goals are satisfied with an achievement level of 200%. The threshold, target, stretch, and maximum achievement levels for fiscal year 2024 are included in the table below. In early 2025, our Compensation Committee reviewed our fiscal year 2024 company-wide performance with respect to determining bonuses to executive officers, as well as individual performance achievements. Our Compensation Committee determined the corporate performance goal achievement set forth in the tables below and achievement of the individual performance goals at 100% for Messrs. Biffle, Mitchell, Dempsey, and Schroeter, and 110% for Messrs. Diamond and Clerc based on our Compensation Committee’s determination, in its discretion.

2024 Goals					2024 Actual Results	Percent Achieved (Achievement Level x Weighting)
Performance Metric	Threshold	Target	Stretch	Maximum
2024 Year-end Net Cash(1)	$175M	$276M	$325M	$375M	$237M	19%
Adjusted Full-Year CASM ex-fuel (SLA 1,000 miles)(2)	6.27	6.21	6.18	6.15	6.42(3)	—
Full-Year Adjusted Pre-Tax Margin(4)	5.5%	7.5%	8.5%	9.5%	0.9%(5)	—
Operational Objectives	1 of 4	2 of 4	3 of 4	4 of 4	4 of 4	60%
(1)Calculated as cash and cash equivalents less debt.
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EXECUTIVE COMPENSATION (continued)
(2)The 2024 goals were set using forecasted ASMs, which gave effect to certain adjustments resulting from expected fleet disruptions as of the date such goals were approved.
(3)The actual results that were reviewed by the Compensation Committee to determine corporate performance achievement gave effect to the same forecasted ASM adjustments used to set the 2024 goals. Without giving effect to such adjustments, our actual result was $6.44. See Appendix A for a reconciliation of Adjusted CASM ex-fuel (SLA 1,000) to the corresponding GAAP measure, which does not give effect to the forecasted adjustments described above.
(4)The 2024 goals were based on an average forecasted fuel price of $2.74 per gallon.
(5)The actual results that were reviewed by the Compensation Committee to determine corporate performance achievement gave effect to the same forecasted fuel cost used to set the 2024 goals. Based on the actual 2024 average fuel price of $2.73 per gallon, our actual result was 1%. See Appendix A for a reconciliation of adjusted pre-tax income (loss) and adjusted pre-tax margin to the corresponding GAAP measures, which does not give effect to the forecasted fuel price described above.
The table below sets forth the achievement levels for each of the four Operational Objectives, which combined with the achievement levels for the financial metrics, resulted in an aggregate 79% attainment level for the 2024 corporate goals.

Operational Objective	2024 Measure	2024 Actual Results	Target Objective Achieved?
Aircraft Availability at Start of Day	92% or better	94%	Yes
Controllable Turn Performance	75% or better	86%	Yes
Head Start On-Time Percentage	75% or better	77%	Yes
DOT Mishandled Bag Rate (Industry Rank) (1)(2)	4 or better	4	Yes
(1)The industry includes the following carriers: American Airlines, Delta Air Lines, United Airlines, Southwest Airlines, Alaska Airlines, JetBlue Airways, Hawaiian Airlines, Spirit Airlines, Allegiant Air and Frontier Airlines.
(2)Based on DOT 2024 cumulative monthly data.
Following its review and determinations, our Compensation Committee awarded 2024 cash bonuses to each NEO as set forth in the table below.

Name	Bonus Target ($)	Corporate Performance Bonus (Equal to 75% x bonus target x 79%) ($)	Individual Performance Bonus (equal to 25% x bonus target x 79% x individual achievement level) ($)	Annual Performance Bonus Paid (corporate + individual) ($)
Barry L. Biffle	901,333	534,039	178,014	712,053
Mark C. Mitchell	331,249	196,265	65,422	261,687
James G. Dempsey	636,863	377,342	125,780	503,122
Howard M. Diamond	358,876	212,634	77,966	290,600
Alexandre Clerc	254,317	150,683	55,250	205,933
Robert A. Schroeter	223,034	132,148	44,049	176,197
For fiscal year 2025, our Compensation Committee has approved the fiscal year 2025 Management Bonus Plan for all executives. The 2025 Management Bonus Plan for our executives is similar to the 2024 Management Bonus Plan.
Equity-based Incentives
Our Compensation Committee fosters an environment of executive ownership that encourages and incentivizes long-term investment and engagement by our NEOs through the use of equity-based awards. Our aim is to promote long-term, sustainable growth, and align executive performance and behaviors to create a culture conducive to stockholder investment.
In order to attract and retain the best available management and other personnel with the training, experience, and ability to make substantial contributions to the success of our business and to motivate and provide additional incentives to our employees, non-employee directors, and consultants, we adopted the 2021 Plan, which became effective immediately prior to the consummation of our initial public offering. The 2021 Plan replaced our 2014 Equity Incentive Plan (the “2014 Plan”) and no further grants will be made under the 2014 Plan. The 2014 Plan terminated in connection with the adoption of the 2021 Plan, except with regard to grants then outstanding under the 2014 Plan.
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EXECUTIVE COMPENSATION (continued)
When determining the size of the grants for NEOs, our Board takes into account the size of past equity grants, the NEO’s position (level) in our company, compensation, the NEO’s value for our company based on their experience, innovation, expertise, and leadership capabilities and the recommendation of our Compensation Committee. The philosophy behind the equity grants is to provide the NEO with a strong incentive to build long-term value in our company.
During 2024, our Board granted RSUs to certain NEOs as follows:
Mr. Clerc: 216,573 on February 1, 2024; Mr. Diamond: 136,535 on February 1, 2024 and Mr. Schroeter: 291,096 on May 1, 2024. For Mr. Diamond, each award of RSUs, which were given as a promotional award, vests as to one-third of the total number of RSUs awarded on each of February 1, 2025, February 1, 2026, and February 1, 2027, subject to his continued service to us. For Messrs. Clerc and Schroeter, a portion of their awards reflect new hire grants (188,324 and 171,233, respectively) and a portion reflects long-term incentive awards (28,249 and 119,863, respectively). The new-hire awards vest in four substantially equal annual installments, with the vesting of Mr. Clerc's new-hire award commencing on January 8, 2025 and the vesting of Mr. Schroeter's new-hire award commencing on March 25, 2025, subject to the respective NEO's continued service to us. The long-term incentive awards vest in three substantially equal annual installments, with the vesting of Mr. Clerc's long-term incentive award commencing on January 8, 2025 and the vesting of Mr. Schroeter's long-term incentive award commencing on March 25, 2025, subject to the respective NEO’s continued service to us.
Equity forms an integral part of the overall compensation for each executive officer and will be considered each year as part of the annual performance review process and incentive payout calculation. In the future, we may consider awarding additional forms of equity incentives, such as grants of restricted stock and performance-based awards, and may also determine to seek additional input from compensation consultants. We expect that our equity awards we make to our executive officers will be driven by our sustained performance and growth, our executive officers’ ability to impact our results that influence stockholder value, their organization level and their potential to take on roles of increasing responsibility.
Benefits
We provide the following benefits to all our employees, including our NEOs:
•medical, dental and vision insurance;
•life, accidental death and dismemberment, and business travel and accident insurance;
•employee assistance program;
•health and dependent care flexible spending accounts;
•short and long-term disability; and
•401(k) plan, which includes an employer matching contribution of 50% of the applicable employee’s first 6% of plan contributions.
Our Compensation Committee, in its discretion, may revise, amend or add to any executive’s benefits if it deems necessary. Consistent with our overall compensation philosophy, we intend to continue to maintain our current benefits plans for executives as well as other employees.
Perquisites and Other Compensation
We determine perquisites on a case-by-case basis and will provide a perquisite to a NEO when we believe it is necessary to attract or retain the executive officer. Any perquisites we supply are reasonable and consistent with market trends. We believe that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executive’s compensation package. As is common in the airline industry, we provide a UATP to our officers, whereby each individual receives a yearly dollar value that they may use for personal travel on our flights for themselves and certain qualifying friends and family. Each one-way flight they take is valued based on the average approximate cost of a one-way flight for us. For fiscal year 2024, Mr. Biffle received a travel bank under the UATP equal to $11,000, and Messrs. Mitchell, Dempsey, Diamond, Schroeter, and Clerc each received a travel bank under the UATP equal to $8,250. Each officer is also eligible to receive flight benefits following the end of their employment relationship with us, for a period of time equal to the number of years of employment for officers who have been employed by us for at least five years and less than ten
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EXECUTIVE COMPENSATION (continued)
years, and for life for officers who have been employed by us for at least ten years, in each case at the same amount provided during employment as an officer.
Additionally, in connection with the commencement of their employment, we agreed to reimburse Messrs. Clerc and Schroeter for reasonable expenses incurred in relocating to Denver, Colorado, including, but not limited to temporary housing, air fare, car rental, hotels, meals, and packing and shipping costs, up to a pre-tax maximum $100,000 and $150,000, respectively, for all such expenses incurred and any unused funds are forfeited. Mr. Clerc’s offer letter agreement also provided for a one-time signing bonus of $100,000 to be paid following the completion of 90 days of employment and subject to repayment on a pro-rated basis in the event he voluntary terminates employment or is terminated for cause within 12 months of his start date. We do not provide any other significant perquisites or personal benefits to our NEOs.
Termination-Based Compensation
We believe that terminations of employment are causes of great concern and uncertainty for our senior executives. We aim to alleviate these concerns and allow executives to remain focused on their duties and responsibilities to us by providing protections to our executives in the termination context. As such, each of our NEOs is eligible for severance benefits under his employment agreement.
Each of our NEOs is eligible for severance benefits, both in connection with and outside of a change in control, under his respective employment agreement with us. Our Compensation Committee and/or our Board approves of termination benefits to our NEOs based on its general knowledge of severance practices in our industry and as the result of arms’ length negotiations at the time our executives enter into employment with us or at the time they are requested to take on additional responsibilities. The level of benefits varies from executive to executive based on the level of responsibility of the executive and accommodations made through arms’ length negotiations. Severance payments are typically comprised of a cash payment in lieu of salary or bonus, continuation of flight benefits under the UATP for a limited period of time, and coverage of health benefits for a limited period of time. Executives whose employment is terminated by us are required to sign a general release of all claims to receive any severance benefits.
For more detailed descriptions of the benefits provided to our NEOs upon a termination of employment, please see “Executive Compensation Tables—Employment and Separation Agreements with NEOs” below.
Clawback Policy
We have adopted a Policy for Recovery of Erroneously Awarded Compensation that applies to our executive officers in compliance with SEC rules and Nasdaq listing standards. The policy is administrated by our Compensation Committee and applies in the event we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Under the policy, the Company is required to recover the amount of certain erroneously awarded incentive compensation received by any executive officer on or after October 2, 2023 (the effective date of the policy) in the event of an accounting restatement.
Tax and Accounting Considerations
While our Board and our Compensation Committee generally consider the financial accounting and tax implications of their executive compensation decisions, neither element has been a material consideration in the compensation awarded to our NEOs historically.
Section 409A of the Internal Revenue Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. Our Compensation Committee will take into account the implications of Section 409A in determining the form and timing of compensation awarded to our executives and will strive to structure any non-qualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.
Section 280G of the Internal Revenue Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation and Section 4999 of the Internal Revenue Code imposes a 20% excise tax on those payments. Our Compensation Committee will take into account the implications of Section 280G in determining
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EXECUTIVE COMPENSATION (continued)
potential payments to be made to our executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible pursuant to Section 280G.
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EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during fiscal years 2024, 2023, and 2022.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Barry L. Biffle Chief Executive Officer
	2024	721,066	—	—	712,053	10,350	1,443,469
	2023	677,128	1,955,565	5,288,374	651,736	9,900	8,582,703
	2022	650,505	3,000	2,299,996	784,765	9,150	3,747,416
Mark C. Mitchell Senior Vice President, Chief Financial Officer
	2024	473,213	—	—	261,687	10,350	745,250
	2023	398,986	741,989	1,348,958	172,733	9,900	2,672,566
James G. Dempsey President
	2024	636,863	—	—	503,122	9,549	1,149,534
	2023	586,164	525,000	3,690,646	421,435	8,773	5,232,018
	2022	547,671	783,750	800,005	623,216	8,210	2,762,852
Howard M. Diamond Executive Vice President, Legal and Corporate Affairs and Corporate Secretary
	2024	481,066	—	725,001	290,600	10,350	1,507,017
	2023	437,863	1,202,940	1,500,419	241,908	9,900	3,393,030
Alexandre Clerc Senior Vice President, Customers
	2024	391,257(6)	100,000	1,150,003	205,933(6)	111,423	1,958,616
Robert A. Schroeter Senior Vice President, Chief Commercial Officer
	2024	318,620(6)	—	1,700,001	176,197(6)	206,539	2,401,357
(1)Reflects a weighted amount based on the portion of the year for which different base salaries applied.
(2)Amounts shown for 2024 for Mr. Clerc represent his signing bonus per his employment agreement. Refer to additional details in “Executive Compensation Tables — Employment and Separation Agreements with NEOs” below.
(3)Amounts shown represent the grant date fair value of RSUs granted by us, as calculated in accordance with ASC Topic 718. See Note 10 of the financial statements included in our 2024 Annual Report for the assumptions used in calculating these amounts.
(4)Represents amounts paid for performance during each fiscal year under our Management Bonus Plan, which are paid to our NEOs early in the subsequent fiscal year. Please see the description of the 2024 Management Bonus Plan in “Compensation Discussion and Analysis —Performance-Based Cash Incentives” above.
(5)The amounts under the “All Other Compensation” column represent our matching employer contributions under our 401(k) plan, except for Messrs. Clerc and Schroeter. Amounts for Mr. Clerc include $74,571 related to relocation and $30,090 associated tax expense reimbursement, UATP benefits and our matching employer contributions under our 401(k) plan. Amounts for Mr. Schroeter include $141,731 related to relocation and $57,147 associated tax expense reimbursement, as well as our matching employer contributions under our 401(k) plan. Consistent with SEC rules, we have not disclosed perquisites and other personal benefits where the aggregate amount of such compensation was less than $10,000. Please see the descriptions of the perquisites in “Compensation Discussion and Analysis—Perquisites” above.
(6)Amounts for Messrs. Clerc and Schroeter have been pro-rated based on their commencement of employment in January 2024 and March 2024, respectively.
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EXECUTIVE COMPENSATION TABLES (continued)
Grants of Plan-Based Awards in Fiscal Year 2024
The following table represents our grants of non-equity and equity incentive plan-based awards made to our NEOs for fiscal year 2024.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Award(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Barry L. Biffle	N/A	450,667	901,333	1,802,666
Mark C. Mitchell	N/A	165,625	331,249	662,498
James G. Dempsey	N/A	318,432	636,863	1,273,726
Howard M. Diamond	N/A	179,438	358,876	717,752
	February 1, 2024				136,535(3)	725,001
Alexandre Clerc	N/A	127,159	254,317	508,634
	February 1, 2024				216,573(4)	1,150,003
Robert A. Schroeter	N/A	111,517	223,034	446,068
	May 1, 2024				291,096(5)	1,700,001
(1)Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column relate to amounts payable under our 2024 Management Bonus Plan. The threshold column assumes the achievement of the corporate and individual goals at the threshold level. The threshold bonus amount can be calculated by multiplying the target bonus of each NEO times the threshold achievement percentage of 50%. The target column assumes the target achievement for both corporate and individual goals. The target bonus amount can be calculated by multiplying the weighted base salary of each NEO for 2024 times the target bonus percentage established by our Compensation Committee times the target achievement percentage of 100%. The maximum column assumes the maximum achievement for both corporate and individual goals. The maximum bonus amount can be calculated by multiplying the target bonus of each NEO times the maximum achievement percentage of 200%. See “Summary Compensation Table” presented above for actual amounts paid to our NEOs in early 2025 for performance in fiscal year 2024 under our Management Bonus Plan.
(2)Amounts shown represent the grant date fair value of RSUs granted by us, as calculated in accordance with ASC Topic 718. See Note 10 of the financial statements included in our 2024 Annual Report for the assumptions used in calculating these amounts.
(3)Constitutes RSUs that vest as to one-third of the total number of RSUs on each of February 1, 2025, February 1, 2026 and February 1, 2027, subject to the executive continuing to provide services to us through such date.
(4)Constitutes 28,249 RSUs that vest as to one-third of the total number of RSUs on each of January 8, 2025, January 8, 2026 and January 8, 2027, subject to the executive continuing to provide services to us through such date. Additionally, constitutes 188,324 RSUs that vest as to one-fourth of the total number of RSUs on each of January 8, 2025, January 8, 2026, January 8, 2027 and January 8, 2028, subject to the executive continuing to provide services to us through such date.
(5)Constitutes 119,863 RSUs that vest as to one-third of the total number of RSUs on each of March 25, 2025, March 25, 2026 and March 25, 2027, subject to the executive continuing to provide services to us through such date. Additionally, constitutes 171,233 RSUs that vest as to one-fourth of the total number of RSUs on each of March 25, 2025, March 25, 2026, March 25, 2027, and March 25, 2028, subject to the executive continuing to provide services to us through such date.
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EXECUTIVE COMPENSATION TABLES (continued)
Outstanding Equity Awards at Fiscal Year End
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2024.

Name	Vesting Commencement Date	Option Awards				Stock Awards
		Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Barry L. Biffle	3/15/2016	1,364,580	—	3.92	3/15/2026	—	—
	2/3/2022 (2)	—	—	—	—	60,992	433,653
	2/8/2023 (2)	—	—	—	—	132,354	941,037
	10/25/2023 (2)	—	—	—	—	468,750	3,332,813
Mark C. Mitchell	9/18/2015	158,803	—	1.36	9/18/2025	—	—
	2/3/2022 (2)	—	—	—	—	4,069	28,931
	2/8/2023 (2)	—	—	—	—	7,314	52,003
	2/8/2023 (3)	—	—	—	—	6,177	43,918
	10/16/2023 (2)	—	—	—	—	86,806	617,191
	10/25/2023 (2)	—	—	—	—	104,167	740,627
James G. Dempsey	12/9/2019	266,000	—	10.55	12/9/2029	—	—
	2/3/2022 (2)	—	—	—	—	21,215	150,839
	2/8/2023 (2)	—	—	—	—	58,824	418,239
	10/16/2023 (2)	—	—	—	—	130,209	925,786
	10/25/2023 (2)	—	—	—	—	312,500	2,221,875
Howard M. Diamond	2/3/2022 (2)	—	—	—	—	12,348	87,794
	2/8/2023 (2)	—	—	—	—	22,656	161,084
	2/8/2023 (3)	—	—	—	—	17,773	126,366
	10/25/2023 (2)	—	—	—	—	125,868	894,921
	2/1/2024 (2)	—	—	—	—	136,535	970,764
Alexandre Clerc	1/8/2024 (2)	—	—	—	—	28,249	200,850
	1/8/2024 (4)	—	—	—	—	188,324	1,338,984
Robert A. Schroeter	3/25/2024 (2)	—	—	—	—	119,863	852,226
	3/25/2024 (4)	—	—	—	—	171,233	1,217,467
(1)Calculated using $7.11 per share, the closing trading price of our common stock as of December 31, 2024.
(2)RSUs vest in three equal annual installments beginning on the first anniversary of the vesting commencement date, subject to the executive’s continued service to us through such date.
(3)RSUs vest in three annual installments beginning on the first anniversary of the vesting commencement date, subject to the executive’s continued service to us through such date. Mr. Diamond’s remaining award vests in the amount of 11,331 and 6,442, respectively. Mr. Mitchell’s remaining award vests in the amount of 3,706 and 2,471, respectively.
(4)RSUs vest in four equal annual installments beginning on the first anniversary of the vesting commencement date, subject to the executive's continued service to us through such date.
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EXECUTIVE COMPENSATION TABLES (continued)
Option Exercises and Stock Vested in Fiscal Year 2024
The following table contains information about stock options exercised and vesting of RSUs during fiscal year 2024 by our NEOs.

Name	Option awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(2) ($)
Barry L. Biffle	191,620	844,071	414,034	2,802,332
Mark C. Mitchell	—	—	111,731	731,512
James G. Dempsey	—	—	290,030	1,929,495
Howard M. Diamond	—	—	112,387	765,947
Alexandre Clerc	—	—	—	—
Robert A. Schroeter	—	—	—	—
(1)Represents the difference between the fair market value of our common stock underlying the options at exercise and the exercise price of the option.
(2)Represents the amounts realized based on the fair market value of our common stock on the vesting date.
Pension Benefits
None of our NEOs participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
None of our NEOs participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.
Employment and Separation Agreements with NEOs
Barry L. Biffle. In March 2016, we entered into an employment agreement with Mr. Biffle as our Chief Executive Officer, which is terminable by us at any time and by Mr. Biffle upon 30 days’ notice. The term of his employment agreement was through March 15, 2021 and renews for successive one-year periods unless either party gives the other notice of non-extension at least 90 days before the expiration of the applicable term. Mr. Biffle’s employment agreement entitles him to a base salary and target bonus opportunity as part of our Management Bonus Plan. His employment agreement provides that he will serve on our Board and be eligible to participate in all employee benefit plans made available to executive officers (including the flight benefits under the UATP discussed above). It also contains certain confidential information covenants and Mr. Biffle must abide by non-competition and non-solicitation restrictive covenants during the term of his employment and for 12 months thereafter (or 24 months in the event of a termination of Mr. Biffle’s employment without Cause or his Constructive Termination). The employment agreement also provided for the grant of an option to purchase shares of our common stock, as detailed in the table “Outstanding Equity Awards at Fiscal Year End” above and provides him with severance in the event of a termination of Mr. Biffle’s employment without Cause or his Constructive Termination, both within and apart from a Change in Control (as defined below). In the event of a termination of Mr. Biffle’s employment by us without Cause or his Constructive Termination, Mr. Biffle is entitled to (a) a lump sum payment equal to one times the sum of his base salary plus his target annual performance bonus, (b) the payment of continued health, dental, and vision insurance premiums for him and any covered dependents for 12 months, (c) continued flight benefits under the UATP for one year, and (d) a pro-rated annual performance bonus with respect to the year in which the termination occurs based on actual performance and payable at the same time as other continuing executive officers. In the event of a termination of Mr. Biffle’s employment by us without Cause or his Constructive Termination, in each case, within 12 months following a Change in Control, Mr. Biffle is entitled to (a) lump sum payment equal to two times the sum of his base salary plus his target annual performance bonus, (b) the payment of continued health, dental, and vision insurance premiums for him and any covered dependents for 24 months, (c) continued flight benefits under the UATP for two years, (d) a pro-rated annual performance bonus with respect to the year in which the termination occurs based on actual performance and payable at the same time as other continuing executive officers, and (e) 100% accelerated vesting of all of his equity awards. Mr. Biffle must execute, and not revoke, a general release of all claims against us and our affiliates to receive of the severance
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EXECUTIVE COMPENSATION TABLES (continued)
payments described above, and any payments are subject to him continuing to abide by the confidentiality, non-competition, and non-solicitation provisions of his employment agreement.
For purposes of Mr. Biffle’s employment agreement, “Cause” means (i) Mr. Biffle’s gross negligence or willful misconduct in the performance of the duties and services required of him pursuant to the new employment agreement or any other written agreement between Mr. Biffle and us; (ii) his conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) his willful refusal to perform the duties and responsibilities required of him under the new employment agreement or as lawfully directed by our Board which remains uncorrected for 30 days following written notice; (iv) his material breach of any material provision of the employment agreement, any confidential information or restrictive covenant agreement with us, or corporate code or policy which remains uncorrected for 30 days following written notice; (v) any act of fraud, embezzlement, material misappropriation, or dishonesty committed by him against us; or (vi) any acts, omissions or statements by him which we determine to be materially detrimental or damaging to our reputation, operations, prospects or business relations; provided that an act or failure to act shall be considered “willful” only if done or omitted to be done without a good faith reasonable belief that such act or failure to act was in our best interests.
“Change in Control” means (i) the acquisition by any person or group of affiliated or associated persons of more than 50% of the outstanding capital stock of us or Frontier or voting securities representing more than 50% of the total voting power of outstanding securities of us or Frontier (other than such an acquisition by a person or group that holds more than 50% of the outstanding capital stock of us or Frontier or voting securities representing more than 50% of the total voting power of outstanding securities of us or Frontier, in each case, as of either March 15, 2016 or immediately prior to such acquisition); (ii) the consummation of a sale of all or substantially all of our assets to a third-party; (iii) the consummation of any merger involving us or Frontier in which, immediately after giving effect to such merger, less than a majority of the total voting power of outstanding stock of the surviving or resulting entity is then beneficially owned in the aggregate by the stockholders of us or Frontier, as applicable, immediately prior to such merger; provided, however, in no event will a transaction constitute a “Change in Control” if: (w) its sole purpose is to change the form of our ownership or the state of our incorporation; (x) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held our securities immediately before such transaction; (y) it is effected primarily for the purpose of financing us with cash; or (z) it constitutes, or includes sales of shares in connection with, the initial public offering of our common stock or the common stock of any of our affiliates.
“Constructive Termination” means a resignation from employment that is effective within 120 days after the occurrence, without Mr. Biffle’s written consent, of any of the following: (i) a material diminution in Mr. Biffle’s base salary that is not proportionately applicable to other officers and key employees generally; (ii) a material diminution in his job responsibilities or duties inconsistent in any material respect with his duties or responsibilities in effect immediately prior to such change, provided, that any change made solely as the result of us becoming a subsidiary or business unit of a larger company in a Change in Control shall not provide for Mr. Biffle's Constructive Termination; (iii) the relocation of his direction to a facility or a location more than 50 miles from his then-present location; or (iv) the failure by any successor entity or corporation following a Change in Control to assume the obligations under the new employment agreement. Notwithstanding the foregoing, a resignation shall not constitute a Constructive Termination unless the condition giving rise to such resignation continues uncured by us more than 30 days following Mr. Biffle’s written notice of such condition provided within 60 days of the first occurrence of such condition and such resignation is effective within 30 days following the end of such notice period.
Mark C. Mitchell and Howard M. Diamond.
In October 2023 and February 2024, respectively, we entered into new offer letter agreements with Messrs. Mitchell and Diamond in connection with their promotions to Senior Vice President and Chief Financial Officer and Executive Vice President, Legal and Corporate Affairs, respectively. Under their offer letter agreements, each executive’s employment is terminable by us or by the executive at any time. Each offer letter agreement entitles the executive to a base salary and a target bonus opportunity as part of our Management Bonus Plan and provides that the executive will be eligible to participate in all employee benefit plans made available to executive officers (including the flight benefits under the UATP discussed above) and also contains certain confidential information covenants. The offer letter agreement with Mr. Diamond provided for a promotion grant of RSUs with a value equal to $725,000, vesting as to one-third of the shares on each anniversary of the effective date of his promotion, subject to his continued employment. In addition, under their offer letter agreements, each executive must abide by non-competition and non-solicitation restrictive covenants during the term
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EXECUTIVE COMPENSATION TABLES (continued)
of his employment and for 12 months thereafter (or 24 months in the event the executive is terminated without Cause or his duties are substantially diminished and he resigns within 12 months following a Change in Control).
The offer letter agreements provide that, in the event of the termination of the executive’s employment by us without Cause, he is entitled to (a) a lump sum payment of one times the sum of his base salary and target bonus and (b) continued flight benefits under the UATP for one year. In the event of the termination of his employment by us without Cause or his resignation for Good Reason, in each case, within 12 months following a Change in Control, the executive is entitled to (a) a lump sum payment of two times the sum of his base salary and target bonus, (b) continued flight benefits under the UATP for two years and (c) each outstanding equity award he holds will fully accelerate as to 100% of the shares. The severance payments and benefits described above are subject to continued compliance with the restrictive covenants, as set forth in the offer letter agreement, and each executive must execute, and not revoke, a general release of all claims against us and our affiliates.
For the purposes of the new offer letter agreements with Messrs. Mitchell and Diamond, “Cause” and “Change in Control” have the meanings set forth under the Company’s 2021 Incentive Award Plan, or in the case of a Change in Control, if specified in the applicable award agreement, such agreement.
“Good Reason” means (a) a material diminution in base salary that is not proportionately applicable to other similarly situated employees; (b) a material diminution in job responsibilities or duties inconsistent in any material respect with duties or responsibilities in effect immediately prior to such change, provided, that any change made solely as the result of us or Frontier becoming a subsidiary or business unit of a larger company in a change in control shall not provide for Good Reason; or (c) the failure by any successor entity or corporation following a change in control to assume the obligations under the offer letter agreement. The executive will not be deemed to have Good Reason unless the condition giving rise to such resignation continues uncured by us more than 30 days following his written notice of such condition provided to us within 60 days of the first occurrence of such condition and such resignation is effective within 30 days following the end of such notice period.
James G. Dempsey. In March 2014, we entered into an employment agreement with Mr. Dempsey as our Chief Financial Officer, which is terminable by us at any time and by Mr. Dempsey upon 30 days’ notice, which was amended and restated in April 2017 and amended further in October 2023 in connection with Mr. Dempsey’s promotion to President. The initial term of his employment agreement was through March 12, 2018, and the term renews for successive one-year periods unless either party gives the other notice of non-extension at least 120 days before the expiration of the applicable term. Mr. Dempsey’s employment agreement entitles him to a base salary and a target bonus opportunity as part of our Management Bonus Plan and provides that he will be eligible to participate in all employee benefit plans made available to executive officers (including the flight benefits under the UATP discussed above) and also contains certain confidential information covenants. In addition, Mr. Dempsey must abide by non-competition and non-solicitation restrictive covenants during the term of his employment and for 12 months thereafter. Mr. Dempsey’s employment agreement provides him with severance in the event of a termination of his employment without Cause (as defined below) or his Constructive Termination (as defined below), both within and apart from a Change in Control (as defined below). In the event of the termination of his employment by us without Cause, Mr. Dempsey is entitled to (a) a lump sum payment equal to one times the sum of his base salary plus his target annual performance bonus, (b) the payment of continued health, dental, and vision insurance premiums for him and any covered dependents for 12 months, and (c) continued flight benefits under the UATP for one year. In the event of a termination of Mr. Dempsey's employment by us without Cause or his Constructive Termination, in each case, within 12 months following a Change in Control, Mr. Dempsey is entitled to (a) lump sum payment equal to two times the sum of his base salary plus his target annual performance bonus, (b) the payment of continued health, dental, and vision insurance premiums for him and any covered dependents for 24 months, (c) continued flight benefits under the UATP for two years, (d) 100% accelerated vesting of all of his outstanding equity awards, and (e) a pro-rated annual performance bonus with respect to the year in which the termination occurs based on actual performance and payable at the same time as other continuing executive officers. Under the employment agreement, Mr. Dempsey must execute, and not revoke, a general release of all claims against us and our affiliates to receive of the severance payments described above, and any payments are subject to Mr. Dempsey continuing to abide by the confidentiality, non-competition and non-solicitation provisions of his employment agreement.
For purposes of Mr. Dempsey’s employment agreement, “Cause” means any action or inaction involving his moral turpitude, misfeasance, malfeasance, willful misconduct, gross negligence, or breach of fiduciary duty or a breach of any non-competition, non-solicitation, or confidentiality obligations to us or Frontier. In the event we give Mr. Dempsey a
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EXECUTIVE COMPENSATION TABLES (continued)
notice of non-extension of his employment agreement and he serves as our President until the end of the term, Mr. Dempsey’s employment will have been deemed terminated by us without Cause.
“Change in Control” means (i) the acquisition by any person or group of affiliated or associated persons of more than 40% of the outstanding capital stock of us or Frontier or voting securities representing more than 40% of the total voting power of outstanding securities of us or Frontier (other than such an acquisition by a person or group that holds more than forty percent (40%) of the outstanding capital stock of us or Frontier or voting securities representing more than forty percent (40%) of the total voting power of outstanding securities of us or Frontier, in each case, as of either the effective date of the agreement or immediately prior to such acquisition); (ii) the consummation of a sale of all or substantially all of the assets of the Company to a third-party; or (iii) the consummation of any merger involving us or Frontier in which, immediately after giving effect to such merger, less than a majority of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” (within the meaning of Rule 13d-3 under the Securities
Exchange Act of 1934, as amended) in the aggregate by the stockholders of us or Frontier, as applicable, immediately prior to such merger. A transaction will not constitute a “Change in Control” if: (w) its sole purpose is to change the form of ownership of Frontier or its state of incorporation; (x) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held Frontier’s securities immediately before such transaction; or (y) it is effected primarily for the purpose of financing Frontier with cash.
A “Constructive Termination” will be deemed to have occurred if, in conjunction with the closing of a Change in Control or within 12 months after the closing of a Change in Control, (i) our Board effectively terminates, or curtails the scope of, Mr. Dempsey’s authority as President, or (ii) we fail to provide Mr. Dempsey with a total compensation package that is, reasonably determined by the Board, to be at least comparable to the level of his compensation as of immediately prior to the Change in Control, provided, that, in each case, Mr. Dempsey will not be deemed to have incurred a Constructive Termination unless (x) he first provides the Board with written notice of the condition giving rise to Constructive Termination within 30 days of Mr. Dempsey learning of such condition, (y) we fail to cure such condition within 30 days after receiving such written notice, and (z) his resignation based on such Constructive Termination is effective within 30 days after the expiration of such cure period.
Alexandre Clerc. We entered into an offer letter agreement with Mr. Clerc effective as of January 8, 2024 as our Senior Vice President, Customers. Under the agreement, Mr. Clerc’s employment is terminable by us or Mr. Clerc at any time. Mr. Clerc’s offer letter agreement also entitles Mr. Clerc to a base salary and a target bonus opportunity as part of our Management Bonus Plan and provides that Mr. Clerc will be eligible to participate in all employee benefit plans made available to executive officers (including the flight benefits under the UATP discussed above) and also contains certain confidential information covenants. In addition, under the offer letter agreement, Mr. Clerc must abide by non-competition and non-solicitation restrictive covenants during the term of his employment and for 12 months thereafter (or 24 months in the event he is terminated without Cause or his duties are substantially diminished and he resigns within 12 months following a Change in Control.
Mr. Clerc’s offer letter agreement provided for a one-time signing bonus of $100,000 to be paid following the completion of 90 days of employment and subject to repayment on a pro-rated basis in the event he voluntary terminates employment or is terminated for cause within 12 months of his start date. The offer letter agreement provided for a new hire grant of RSUs with a value equal to $1,000,000, vesting as to 25% of the shares on each anniversary of his start date, subject to his continued employment. If Mr. Clerc is terminated without Cause within the first 12 months of employment, he is entitled to the cash equivalent of the market value of the first 25% vesting tranche of the grant. The offer letter agreement also provided for reimbursement of up to $100,000 (pre-tax) of relocation expenses.
Mr. Clerc’s offer letter agreement provides that the vesting of his initial grant of RSUs will fully accelerate upon the consummation of a Change in Control and that in the event of the termination of his employment by us without Cause, Mr. Clerc is entitled to (a) a lump sum payment of one times the sum of his base salary and target bonus (or two times such sum if such termination occurs or his duties are substantially diminished and he resigns, in each case, within 12 months following a Change in Control) and (b) continued flight benefits under the UATP for one year (or two years if such termination occurs or his duties are substantially diminished and he resigns, in each case, within 12 months following a Change in Control). Mr. Clerc must execute, and not revoke, a general release of all claims against us and our affiliates to receive the severance payments described above.
For the purposes of the employment agreement with Mr. Clerc, “Cause” and “Change in Control” have the meanings set forth under the Company’s equity plan.
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EXECUTIVE COMPENSATION TABLES (continued)
Robert A. Schroeter. We entered into an offer letter agreement with Mr. Schroeter effective as of March 25, 2024 as our Senior Vice President, Chief Commercial Officer. Under the agreement, Mr. Schroeter’s employment is terminable by us or Mr. Schroeter at any time. Mr. Schroeter’s offer letter agreement also entitles Mr. Schroeter to a base salary and a target bonus opportunity as part of our Management Bonus Plan and provides that Mr. Schroeter will be eligible to participate in all employee benefit plans made available to executive officers (including the flight benefits under the UATP discussed above) and also contains certain confidential information covenants. In addition, under the offer letter agreement, Mr. Schroeter must abide by non-competition and non-solicitation restrictive covenants during the term of his employment and for 12 months thereafter (or 24 months in the event he is terminated without Cause or his duties are substantially diminished and he resigns within 12 months following a Change in Control.
The offer letter agreement provided for a new hire grant of RSUs with a value equal to $1,700,000. Of which, 1,000,000 the shares vests as to 25% of the shares on each anniversary of his start date. The remaining 700,00 vests as to 33% of the shares on each anniversary of his start date. Vesting for both amounts are subject to his continued employment. The offer letter agreement also provided for reimbursement of up $150,000 (pre-tax) of relocation expenses.
Mr. Schroeter’s offer letter agreement provides that in the event of the termination of his employment by us without Cause, Mr. Schroeter is entitled to (a) a lump sum payment of one times the sum of his base salary and target bonus (or two times such sum if such termination occurs or his duties are substantially diminished and he resigns, in each case, within 12 months following a Change in Control) and (b) continued flight benefits under the UATP for one year (or two years if such termination occurs or his duties are substantially diminished and he resigns, in each case, within 12 months following a Change in Control). Mr. Schroeter must execute, and not revoke, a general release of all claims against us and our affiliates to receive the severance payments described above.
For the purposes of the employment agreement with Mr. Schroeter, “Cause” and “Change in Control” have the meanings set forth under the Company’s equity plan.
Change in Control Acceleration under Equity Plan and Equity Award Agreements
Under the terms of the RSU agreements under the 2014 Plan, the RSUs will fully accelerate immediately prior to the consummation of a Change in Control (as defined therein), provided that participant continues to serve as an officer or director through such date.
Under the 2021 Plan, in the event of a Change in Control (as defined therein), unless the administrator elects to (i) terminate an award in exchange for cash, rights, or property, or (ii) cause an award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, (A) such award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent award substituted by the successor corporation and (B) the portion of such award subject to performance-based vesting shall be subject to the terms and conditions of the applicable award agreement and, in the absence of applicable terms and conditions, the administrator's discretion. In the event that the successor refuses to assume or substitute for an award (other than any portion subject to performance-based vesting), such award shall become fully vested and, if applicable, exercisable immediately prior to the consummation of such transaction.
Change in Control Policy
On February 3, 2022, the Compensation Committee approved a policy providing for the following: if the employment of any executive officer is terminated without “cause” or the executive officer resigns for “good reason” in connection with a qualifying change in control, then in exchange for a release of claims, the executive officer’s outstanding equity awards will fully vest (the “Change in Control Policy”). For purposes of the Change in Control Policy, a “qualifying change in control” includes transactions whereby any person (or group of persons) directly or indirectly acquires beneficial ownership of our securities representing 40% or more of the total combined voting power of our securities outstanding immediately after such transaction. The Change in Control Policy also provides that under each executive officer’s existing employment agreement or offer letter, for purposes of severance benefits thereunder due upon a termination of employment without cause or resignation for good reason in connection with a change in control, the definition of “change in control” will be deemed to include a transaction whereby any person (or group of persons) directly or indirectly acquires beneficial
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EXECUTIVE COMPENSATION TABLES (continued)
ownership of our securities representing 40% or more of the total combined voting power of our securities outstanding immediately after such transaction.
Potential Payments upon Termination or Change in Control
The information below describes and quantifies certain compensation and benefits that would have become payable (in certain cases subject to conditions such compliance with restrictive covenants and an effective release of claims) to each of our NEOs if our NEO’s employment had terminated on December 31, 2024 (and that a Change in Control occurred on December 31, 2024, as applicable) as a result of each of the termination scenarios described below, taking into account the NEO’s compensation as of that date, and reflects the acceleration benefits under the Change in Control Policy, which was adopted in February 2022. The information below does not generally reflect compensation and benefits available to all
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EXECUTIVE COMPENSATION TABLES (continued)
salaried employees upon termination of employment with us under similar circumstances. Capitalized terms used below are as defined above in the applicable NEO’s employment agreement or offer letter agreement.

Name	Termination Scenario	Base Salary Severance ($)	Bonus Severance ($)	Accelerated Vesting of Stock and Option Awards ($)	COBRA Premiums ($)	Other ($)	Total ($)
Barry L. Biffle	Termination without Cause or a Constructive Termination	725,000(1)	1,613,386(2)	—	28,296(3)	11,000(4)	2,377,682
	Termination without Cause or a Constructive Termination in Connection with a Change in Control	1,450,000(5)	2,514,719(6)	4,707,503(7)	56,592(8)	22,000(9)	8,750,814
Mark C. Mitchell	Termination without Cause	474,000(1)	331,249(2)	—	—	8,250(4)	813,499
	Termination without Cause or for Good Reason in Connection with a Change in Control	948,000(5)	662,498(6)	1,482,670(7)	—	16,500(9)	3,109,668
James G. Dempsey	Termination without Cause	638,000(1)	636,863(2)	—	34,023(3)	8,250(4)	1,317,136
	Termination without Cause or for Good Reason in Connection with a Change in Control	1,276,000(5)	1,776,848(6)	3,716,739(7)	68,046(8)	16,500(9)	6,854,133
Howard M. Diamond	Termination without Cause	485,000(1)	358,876(2)	—	—	8,250(4)	852,126
	Termination without Cause or for Good Reason in Connection with a Change in Control	970,000(5)	717,752(6)	2,240,929(7)	—	16,500(9)	3,945,181
Alexandre Clerc	Termination without Cause	400,000(1)	254,317(2)	334,746(10)	—	8,250(4)	997,313
	Termination without Cause or for Good Reason in Connection with a Change in Control	800,000(5)	508,634(6)	1,539,834(7)	—	16,500(9)	2,864,968
Robert A. Schroeter	Termination without Cause	415,000(1)	223,034(2)	—	—	8,250(4)	646,284
	Termination without Cause or for Good Reason in Connection with a Change in Control	830,000(5)	446,068(6)	2,069,693(7)	—	16,500(9)	3,362,261
(1)Represents a lump sum cash payment of 12 months of base salary.
(2)Represents a lump sum cash payment of one times the NEO’s target annual performance bonus amount. In addition, for Mr. Biffle, represents a pro-rated annual performance bonus for the year in which the termination occurs (based on actual performance and payable at the same time other continuing executives) in the event of a termination without Cause or a Constructive Termination. For Mr. Biffle’s pro-rated bonuses, we
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EXECUTIVE COMPENSATION TABLES (continued)
included the full amount he was paid for fiscal year 2024 under the Management Bonus Plan since the assumed termination date would be December 31, 2024.
(3)Represents continued coverage under COBRA for 12 months for each NEO based on the incremental cost of our contribution as of December 31, 2024 to provide this coverage. Messrs. Mitchell, Diamond, Clerc and Schroeter are not eligible for continued Company-paid coverage under COBRA.
(4)Represents the value of continued UATP flight benefits for one year following the NEO’s termination of employment, which must be used in the year following termination, based on the values each NEO was eligible to receive under the UATP for fiscal 2024.
(5)Represents a lump sum cash payment of 24 months of base salary.
(6)Represents a lump sum cash payment of two times a NEO’s target annual performance bonus amount. In addition, for Messrs. Biffle and Dempsey, represents a pro-rated annual performance bonus for the year in which the termination occurs (based on actual performance and payable at the same time other continuing executives) in the event of a termination without Cause or for Good Reason. For Messrs. Biffle’s and Dempsey’s pro-rated bonuses, we included the full amount each was paid for fiscal year 2024 under the Management Bonus Plan since the assumed termination date would be December 31, 2024.
(7)Represents the aggregate value of Mr. Biffle’s, Mr. Mitchell’s, Mr. Dempsey’s, Mr. Diamond’s, Mr. Schroeter’s and Mr. Clerc’s RSUs that would have vested on an accelerated basis immediately prior to a qualifying termination following the consummation of a Change in Control, based on the closing trading price of our common stock ($7.11) as of December 31, 2024. In addition, as disclosed above, under the 2014 Plan, the awards granted under that plan will fully accelerate immediately prior to a Change in Control, and under the 2021 Plan, the awards granted under that plan will fully accelerate on a Change in Control if not assumed or substituted. Additionally, the RSU agreements for RSUs granted under the 2021 Plan subsequent to October 2023 provide for full acceleration on a termination without Cause within 12 months following a Change in Control.
(8)Represents continued coverage under COBRA for 24 months for each NEO based on the incremental cost of our contribution as of December 31, 2024 to provide this coverage. Messrs. Mitchell, Diamond, Clerc and Schroeter are not eligible for continued Company-paid coverage under COBRA.
(9)Represents the value of continued UATP flight benefits for two years following the NEOs’ termination of employment, within 12 months following a Change in Control, which must be used in the two years following termination, based on the values each NEO was eligible to receive under the UATP for fiscal 2024.
(10)Mr. Clerc’s offer letter agreement provides that if he is terminated without Cause within the first 12 months of employment, he is entitled to the cash equivalent of the market value of the first 25% vesting tranche of his initial grant of RSUs.
Frontier Airlines 2025 Proxy Statement     47

EXECUTIVE COMPENSATION TABLES (continued)
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer.
For the year ended December 31, 2024 the annual total compensation of our Chief Executive Officer, as set forth in the Summary Compensation Table, was $1,443,469, and the median of the annual total compensation of all employees, other than our Chief Executive Officer, was $58,277, resulting in a ratio of 25:1 (the “pay ratio”).
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We chose December 31, 2024 as the date for establishing the employee population used in identifying the median employee and 2024 as the measurement period. We captured all full time, part-time, and temporary employees globally as of December 31, 2024.
We identified the median employee annual compensation using W-2 reportable wages as of December 31, 2024. The annual total compensation of the median employee and the annual total compensation of the Chief Executive Officer were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Frontier Airlines 2025 Proxy Statement     48

EXECUTIVE COMPENSATION TABLES (continued)
Pay Versus Performance
Pay Versus Performance Tables
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2024, 2023, 2022 and 2021, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) (millions) ($)	Adjusted Pre-Tax Margin(5) ($)
					Total Stockholder Return (“TSR”) ($)	Peer Group TSR(4) ($)
2024	1,443,469	3,077,633	1,552,355	2,177,629	38	63	85	1%
2023	8,582,703	7,693,635	3,067,768	3,246,609	29	63	(11)	1%
2022	3,747,416	2,548,608	1,794,258	1,419,035	54	49	(37)	(1)%
2021	3,598,210	4,372,050	1,412,615	1,685,241	72	76	(102)	(20)%
(1)The Principal Executive Officer (“PEO”) in fiscal years 2024, 2023, 2022 and 2021 is Barry L. Biffle.
(2)The NEOs included in the calculation of average NEO compensation in the respective fiscal years are as follows:
2024: Mark C. Mitchell, James G. Dempsey, Howard M. Diamond, Alexandre Clerc and Robert A. Schroeter.
2023: James G. Dempsey, Howard M. Diamond, Mark C. Mitchell, Trevor J. Stedke, and Rajat Khanna.
2022: James G. Dempsey, Craig R. Maccubbin, Trevor J. Stedke, and Jake F. Filene.
2021: James G. Dempsey, Howard M. Diamond, Craig R. Maccubbin, and Jake F. Filene
(3)Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable date(s); and (ii) for stock options, a Black-Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life equal to the original ratio of expected life relative to the ten-year contractual life multiplied times the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.
(4)For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the NYSE ARCA Airline Index (XAL) (the “Peer Group”).
(5)Adjusted Pre-Tax Margin is a non-GAAP measure and represents adjusted pre-tax income (loss), a non-GAAP measure, divided by revenues, a GAAP measure. Adjusted pre-tax income (loss) represents pre-tax income (loss), a GAAP measure, adjusted for special items. The sum of these non-GAAP adjustments is referred to as the “pre-tax impact.” See Appendix A for a reconciliation of adjusted pre-tax income (loss) to the corresponding GAAP measure. While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, Adjusted Pre-Tax Margin is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link CAP to our NEOs to our performance. We believe it is a useful indicator to compare the profitability of our business against industry peers of different sizes and derivations of pre-tax income (loss) are well-recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors. Adjusted Pre-Tax Margin is not determined in accordance with GAAP, may not be comparable across all carriers, and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Frontier Airlines 2025 Proxy Statement     49

EXECUTIVE COMPENSATION TABLES (continued)
Compensation actually paid (“CAP”) to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

Adjustments	2024
	PEO	Average Non-PEO NEOs
Deduction for “Stock Awards” in the Summary Compensation Table for Applicable Fiscal Year	—	(715,001)
Deduction for “Option Awards” in the Summary Compensation Table for Applicable Fiscal Year	—	—
Increase Based on ASC 718 Fair Value of Awards Granted during Applicable Fiscal Year that Remain Unvested	—	916,058
Increase Based on ASC 718 Fair Value of Awards Granted during Applicable Fiscal Year that Vested during Applicable Fiscal Year, Determined as of Vesting Date	—	—
Increase/deduction for Awards Granted during Prior Fiscal Years that were Outstanding and Unvested as of Applicable Fiscal Year, Determined Based on Change in ASC 718 Fair Value from Prior Fiscal Year End to Applicable Fiscal Year End	1,092,458	300,276
Increase/deduction for Awards Granted during Prior Fiscal Years that Vested During Applicable Fiscal Year, Determined Based on Change in ASC 718 Fair Value from Prior Fiscal Year End to Vesting Date	541,706	123,941
Increase Based on Dividends or Other Earnings on Stock Awards Paid during Applicable Fiscal Year	—	—
Deduction of ASC 718 Fair Value of Awards Granted during Prior Fiscal Year that were Forfeited during Applicable Fiscal Year, Determined as of Prior Fiscal Year End	—	—
Increase/deduction Based on Incremental ASC 718 Fair Value of Options during Applicable Fiscal Year	—	—
Total Adjustments	$1,634,164	$625,274
Narrative Disclosures to Pay Versus Performance Table
The graphs below compare the CAP to our PEO and the average of the CAP to our non-PEO NEOs, with (i) our cumulative TSR and our Peer Group TSR, (ii) our net income (loss), and (iii) our Adjusted Pre-Tax Margin, in each case, for the fiscal years ended December 31, 2024, 2023, 2022 and 2021.
TSR amounts reported in the graph assume an initial fixed investment of $100 as of April 1, 2021, the date of our initial public offering, and that all dividends, if any, were reinvested.
Compensation Actually Paid and Company and Peer Group Cumulative TSR
The chart below compares the CAP to our PEO and the average of our non-PEO NEOs with our cumulative TSR and our Peer Group TSR.
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EXECUTIVE COMPENSATION TABLES (continued)

CAP vs. Company and Peer Group TSR
Compensation Actually Paid ($)
10,000,000
7,500,000
5,000,000
2,500,000
—
Cumulative TSR
Value of $100 Investment
100
75
50
25
—
12/31/21
12/31/22
12/31/23
12/31/24
PEO CAP
non-PEO CAP
TSR
Peer Group TSR

Compensation Actually Paid and Net Income (Loss)
The chart below compares the CAP to our PEO and the average of our non-PEO NEOs with our net income (loss).

CAP vs. Net Income (Loss)
10,000,000
7,500,000
5,000,000
2,500,000
—
Compensation Actually Paid ($)
100,000
50,000
—
(50,000)
(100,000)
Net Income (Loss) (000's)
12/31/21
12/31/22
12/31/23
12/31/24
PEO CAP
non-PEO CAP
Net Income (Loss)

Frontier Airlines 2025 Proxy Statement     51

EXECUTIVE COMPENSATION TABLES (continued)
Compensation Actually Paid and Adjusted Pre-Tax Margin
The chart below compares the CAP to our PEO and the average of our non-PEO NEOs with our Adjusted Pre-Tax Margin.

CAP vs. Adjusted Pre-Tax Margin
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
—
Compensation Actually Paid ($)
20%
10%
—%
(10)%
(20)%
Adjusted Pre-Tax Margin (%)
12/31/21
12/31/22
12/31/23
12/31/24
PEO CAP
non-PEO CAP
Adjusted Pre-Tax Margin

Financial Performance Measures
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our PEO and non-PEO NEOs for the fiscal year ended December 31, 2024:
•Adjusted Pre-Tax Margin (non-GAAP);
•Year-end Net Cash; and
•Adjusted CASM ex-fuel (SLA 1,000 miles) (non-GAAP)
Our annual incentives also include operational goals that are inclusive of the following metrics: Aircraft Availability at Start of Day, Controllable Turn Performance, DOT Mishandled Bag Rate (Industry Rank), and Head Start On-Time Percentage.
For additional details regarding our most important financial performance measures, please see “Compensation Discussion and Analysis—Performance-Based Cash Incentives.”
Frontier Airlines 2025 Proxy Statement     52

EXECUTIVE COMPENSATION TABLES (continued)
Equity Compensation Plan Information
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2024:

Plan Category	Number of shares to be issued upon exercise of outstanding options and rights	Weighted- average exercise price of outstanding options and rights(3)	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	7,738,786 (2)	$5.27	7,167,596 (4)
Equity compensation plans not approved by stockholders	—	—	—
Total	7,738,786	$5.27	7,167,596
(1)Consists of the 2014 Plan and the 2021 Plan.
(2)Consists of 2,239,300 options outstanding under the 2014 Plan and 5,499,486 RSUs outstanding under the 2021 Plan.
(3)Reflects the weighted-average exercise price of the 2,239,300 outstanding options as of December 31, 2024.
(4)Consists of 7,167,596 shares of common stock available for issuance under the 2021 Plan
The number of shares initially reserved for issuance or transfer pursuant to awards under the 2021 Plan will be increased by (i) the number of shares represented by outstanding awards under our 2014 Plan that are forfeited or lapse unexercised and which following the effective date are not issued under our 2014 Plan and (ii) an annual increase on the first day of each fiscal year beginning in 2022 and ending in 2031, equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board.
Compensation Risk Assessment
In February 2024, the Compensation Committee was presented with the results of management’s analysis on our compensation policies and practices for our employees to determine if these policies and practices give rise to risks that are reasonably likely to have a material adverse effect on us or encourage our employees to take excessive risks in order to receive larger awards. The Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.
Frontier Airlines 2025 Proxy Statement     53

REPORT OF THE COMPENSATION COMMITTEE
The information contained in this Report of the Compensation Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section set forth above. Based on such review and discussions, the Compensation Committee has recommended to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement and our 2024 Annual Report.
Compensation Committee
Alejandro D. Wolff (Chair)
Josh T. Connor
Ofelia Kumpf
Nancy L. Lipson
Frontier Airlines 2025 Proxy Statement     54

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 14, 2025, for:
•each person known by us to beneficially own more than 5% of our common stock;
•each of our directors;
•each of our NEOs; and
•all of our executive officers and directors as a group.
The number of shares beneficially owned by each stockholder as described herein are determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 14, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage ownership is based on 227,658,883 shares of our common stock outstanding as of March 14, 2025.
Unless otherwise indicated, the address of all listed stockholders is c/o Frontier Group Holdings, Inc., 4545 Airport Way, Denver, CO 80239. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned
	Number	Percentage
Over 5% Stockholders
Group Holdings - Frontier LLC (1)	34,406,526	15%
Indigo Denver Management Company, LLC (2)	31,975,180	14%
Wildcat Partner Holdings, LP (3)	28,061,351	12%
Directors and NEOs
William A. Franke (4)	99,477,799	44%
Brian H. Franke (5)	5,714,173	3%
Andrew S. Broderick (6)	823,486	*
Josh T. Connor (7)	116,550	*
Robert J. Genise (8)	335,579	*
Bernard L. Han (9)	389,672	*
Ofelia Kumpf (10)	39,224	*
Michael R. MacDonald (11)	93,272	*
Patricia Salas Pineda (12)	90,578	*
Alejandro D. Wolff (13)	65,228	*
Nancy L. Lipson	—	*
Barry L. Biffle (14)	1,431,806	*
Mark C. Mitchell (15)	112,086	*
James G. Dempsey(16)	438,105	*
Howard M. Diamond (17)	167,405	*
Alexandre Clerc (18)	23,912	*
Robert A. Schroeter (19)	82,762	*
All executive officers and directors as a group (19 persons) (20)	109,667,403	48%
*Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.
(1)Based solely on a Schedule 13G filed with the SEC on April 12, 2024. The address for Group Holdings – Frontier LLC is 1345 Avenue of the Americas, Floor 15, New York, NY 10105.
(2)Based on our records and a Schedule 13G/A filed with the SEC on November 13, 2024. See Note 4 below for additional information.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)
(3)Based solely on a Schedule 13G filed with the SEC on April 8, 2024. Wildcat Capital Management, LLC (“Wildcat Capital”) may be deemed to beneficially own the shares held by Wildcat Partner Holdings, LP (“WPH”) based on having voting power, which includes the power to vote or to direct the voting of such shares, and investment power, which includes the power to dispose, or direct the disposition of such shares, pursuant to the terms of the WPH limited partnership agreement and an investment management agreement by and between Wildcat Capital and WPH. Leonard A. Potter is an officer and the sole member of Wildcat Capital. Because of the relationship of Mr. Potter to Wildcat Capital, Mr. Potter may be deemed to beneficially own the WPH shares. Accordingly, Mr. Potter, Wildcat Capital and WPH each disclaim beneficial ownership of any shares of common stock held by each other, except to the extent of his or its pecuniary interest therein. The address for Wildcat Partner Holdings, LP is c/o 301 Commerce Street, Suite 3150, Fort Worth, Texas 76102 and the address for Mr. Potter and Wildcat Capital is 888 7th Avenue, 37th Floor, New York, New York 10106..
(4)Consists of (i) 67,303,343 shares of common stock, (ii) 31,975,180 shares held by Indigo Denver Management Company, LLC (“Indigo Denver”), (iii) 116,827 shares held by Indigo Partners LLC and (iv) 82,449 shares held by his spouse. Mr. W. Franke is the sole member of Indigo Denver, and as such, Mr. W. Franke has voting and dispositive power over the shares held by Indigo Denver. Mr. W. Franke disclaims beneficial ownership of the shares held by Indigo Denver, Indigo Partners LLC and his spouse except to the extent of his pecuniary interest therein. The address for Mr. W. Franke, Indigo Denver, and Indigo Partners LLC is c/o Indigo Partners, 5745 N. Scottsdale Road, Scottsdale, Arizona 85250.
(5)Consists of (i) 4,470,160 shares of common stock and (ii) 1,244,013 shares of common stock held in a family trust. Mr. Franke disclaims beneficial ownership of the shares held in the family trust, except to the extent of his pecuniary interest therein.
(6)Consists of 823,486 shares of common stock.
(7)Consists of 116,550 shares of common stock.
(8)Consists of 335,579 shares of common stock.
(9)Consists of 389,672 shares of common stock.
(10)Consists of 39,224 shares of common stock
(11)Consists of 93,272 shares of common stock
(12)Consists of 90,578 shares of common stock.
(13)Consists of 65,228 shares of common stock.
(14)Consists of (i) 1,223,882 shares of common stock, (ii) 48,949 shares of common stock held in a family trust for the benefit of Mr. Biffle’s child, over which Mr. Biffle’s spouse has voting and dispositive power, and (iii) 158,975 shares of common stock held by his spouse. Mr. Biffle disclaims beneficial ownership of the shares held in the family trust and by his spouse, except to the extent of his pecuniary interest therein.
(15)Consists of 112,086 shares of common stock.
(16)Consists of (i) 172,105 shares of common stock and (ii) 266,000 shares of common stock underlying stock options exercisable within 60 days of March 14, 2025.
(17)Consists of 167,405 shares of common stock.
(18)Consists of (i) 23,912 shares of common stock
(19)Consists of (i) 0 shares of common stock and (ii) 82,762 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 14, 2025.
(20)Consists of (i) 109,318,641 shares of common stock beneficially owned by our current directors and executive officers, (ii) 82,762 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 14, 2025, and (iii) 266,000 shares of common stock underlying stock options exercisable within 60 days of March 14, 2025.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of any registered class of our equity securities (“10% stockholders”), to file reports of ownership and changes in ownership with the SEC. Such officers, directors, and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.
Based solely on our review of copies of the reports filed with the SEC and the written representations of our officers and directors, we believe that all Section 16(a) reporting requirements for fiscal year 2024 were complied with on a timely basis by each person who at any time during the 2024 fiscal year was an officer, director or 10% stockholder except for the following: Messrs. Biffle, Dempsey, Stedke, Mitchell and Diamond each filed a late Form 4 on February 7, 2024 to report the vesting of previously reported RSU awards and the withholding of shares solely to satisfy tax withholding obligations in connection with the vesting of such RSU awards on February 3, 2024, and the grant of RSU awards for Mr. Diamond on February 1, 2024. Mr. Clerc filed a late Form 4 on February 7, 2024 to report the grant of RSU awards on February 1, 2024. Mr. Schuller filed a late Form 4 on February 8, 2024 to report the vesting of previously reported RSU awards and the
Frontier Airlines 2025 Proxy Statement     56

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)
withholding of shares solely to satisfy tax withholding obligations in connection with the vesting of such RSU awards on February 3, 2024, and the grant of RSU awards on February 1, 2024.
Frontier Airlines 2025 Proxy Statement     57

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes a summary of transactions since January 1, 2024 and any currently proposed transactions to which we were or are expected to be a participant in which (i) the amount involved exceeded or will exceed $120,000 and (ii) any of our directors, executive officers, or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the sections titled “Compensation Discussion and Analysis” and “Executive Compensation Tables.”
Management Services
In December 2013, we entered into a Professional Services Agreement with Indigo Partners, pursuant to which Indigo Partners agreed to provide our Board and our management with financial and management consulting services, including with respect to business strategy, budgeting of future corporate investments, acquisition and divestiture strategies, and debt and equity financing consulting services. In exchange for these services, we are assessed a fixed quarterly fee of $375,000 by Indigo Partners and reimburse Indigo Partners for out-of-pocket expenses incurred in connection with the rendering of services pursuant to the Professional Services Agreement. Additionally, we pay the annual fees of each member of our Board that is affiliated with Indigo Partners. We incurred an aggregate of approximately $2 million in expenses for the year ended December 31, 2024 relating to the quarterly fees, which are included as other operating expenses within our consolidated statements of operation.
In addition, we have agreed to indemnify Indigo Partners and its affiliates for losses arising from or relating to the services provided pursuant to the Professional Services Agreement. Our engagement of Indigo Partners pursuant to the Professional Services Agreement will continue until the date that Indigo Partners and its affiliates own less than 10% of the 197.6 million shares of our common stock acquired by an affiliate of Indigo Partners in December 2013.
During 2024, Indigo Frontier Holdings Company, LLC (“Indigo Frontier”) distributed all of the shares of our common stock held by the investment fund to its members on a pro rata basis, in-kind and without consideration (the “Share Distribution”). Approximately 99.4 million shares were distributed to William A. Franke, the Chair of our Board, or entities directly or indirectly controlled by him, including Indigo Denver and Indigo Partners. Although Indigo Partners and its affiliates, including William A. Franke, continue to own a substantial percentage of our outstanding common stock following the Share Distribution, Indigo Partners and its affiliates may nonetheless elect to reduce their ownership in our company or reduce their involvement on our board of directors, which could reduce or eliminate the benefits we have historically achieved through our relationship with Indigo Partners, such as management expertise, industry knowledge and volume purchasing. For more information on the Share Distribution, please refer to our Current Report on Form 8-K filed with the SEC on March 29, 2024.
Registration Rights Agreement
In April 2021, in connection with the IPO, we entered into a Registration Rights Agreement with Indigo Frontier. Following the Share Distribution, recipients of shares from Indigo Frontier may request that we initiate up to eight registrations of its shares on Form S-1 or any similar or successor long-form registration and, if available, an unlimited number of registrations of its shares on Form S-3 or any successor or similar short-form registration. Also, at any time that we propose to register any of our securities under the Securities Act, the parties to the Registration Rights Agreement will be entitled to certain “piggyback” registration rights allowing such parties to include their shares in such registration, subject to certain marketing and other limitations. In addition, we will pay all registration expenses, including the legal fees of one counsel for all holders under the Registration Rights Agreement. The Registration Rights Agreement also contains customary indemnification and contribution provisions.
Director and Officer Indemnification and Insurance
Our amended and restated certificate of incorporation and Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions. In connection with our initial public offering, we entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance for each of our directors and executive officers.
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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS (continued)
Codeshare Arrangement
In January 2018, we entered into a codeshare agreement with Controladora Vuela Compañía de Aviación, S.A.B. de C.V. (an airline based in Mexico doing business as “Volaris”). As of December 31, 2024, two of our directors, Andrew S. Broderick and Brian H. Franke, are members of the board of directors of Volaris, with Brian H. Franke serving as chair since April 2020. In addition, one of our directors, William A. Franke, is an honorary director for Volaris. In August 2018, we and Volaris began operating scheduled codeshare flights. Each party bears its own costs and expenses of performance under the codeshare agreement. The codeshare agreement is subject to automatic renewals and may be terminated by either party at any time upon the satisfaction of certain conditions.
Our Policy Regarding Related Party Transactions
Our Board has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 in any one fiscal year and a related party had or will have a direct or indirect material interest. Our Audit Committee must review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third-party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance Audit Committee approval of a related party transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. No director may participate in approval of a related person transaction for which he or she is a related person.
Frontier Airlines 2025 Proxy Statement     59

ADDITIONAL INFORMATION
Stockholder Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 4545 Airport Way, Denver, CO 80239. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 4, 2025. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Executive Vice President, Legal and Corporate Affairs and Corporate Secretary. In connection with our 2026 annual meeting of stockholders, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.
In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2026 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Executive Vice President, Legal and Corporate Affairs and Corporate Secretary at our principal executive offices not later than the end of the day on February 14, 2026 and not before the opening of business on January 15, 2026. However, if the 2026 annual meeting of stockholders is more than 30 days before or 60 days after the first anniversary of the 2025 Annual Meeting, notice must be so delivered or received not later than the close of business on the 90th day prior to such annual meeting, or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting was first made. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2026 annual meeting of stockholders.
Any notice of director nomination must include the additional information required by Rule 14a-19(b) under the Exchange Act and otherwise comply with our Bylaws.
Householding of Annual Meeting Materials
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.
In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and email by directors, officers, and other employees of Frontier Group Holdings, Inc. who will not be specially compensated for these services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians, and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
2024 Annual Report
We will furnish, without charge, a copy of our 2024 Annual Report, including consolidated financial statements but not including exhibits, to each of our stockholders of record on March 21, 2025, and to each beneficial stockholder on that date upon written request addressed to: Howard Diamond, Executive Vice President, Legal and Corporate Affairs and Corporate
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ADDITIONAL INFORMATION (continued)
Secretary, Frontier Group Holdings, Inc., 4545 Airport Way, Denver, CO 80239. A reasonable fee will be charged for copies of requested exhibits.
Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,
Howard Diamond
Executive Vice President, Legal and Corporate Affairs and Corporate Secretary
Denver, Colorado
April [●], 2025
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APPENDIX A: RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
Reconciliation of pre-tax income (loss) to adjusted pre-tax income (loss) and adjusted pre-tax margin

($ in millions)	2024	2023	2022	2021
Pre-tax income (loss) (GAAP)	$86	$32	$(45)	$(144)
Plus:
Legal settlement (1)	(38)	—	—	—
Write-off of deferred financing costs (2)	1	—	7	—
Transaction and merger-related costs, net (3)	—	1	10	—
Other operating costs - legal fees (4)	—	1	—	—
Asset impairment (5)	—	—	7	—
Collective bargaining contract ratification (6)	—	—	2	—
Early lease termination costs (7)	—	—	—	11
CARES Act - grant recognition and employee retention costs (8)	—	—	—	(295)
CARES Act - mark to market impact for warrants (9)	—	—	—	22
Adjusted pre-tax income (loss) (non-GAAP)	$49	$34	$(19)	$(406)
Total revenues	$3,775	$3,589	$3,326	$2,060
Adjusted pre-tax margin (non-GAAP) (10)	1%	1%	(1)%	(20)%
(1)Represents a legal settlement reached with a former lessor for a breach of contract in which we received $38 million as part of the settlement representing a one-time reimbursement of damages incurred.
(2)For 2024, represents a reduction in the capacity of one of our pre-delivery deposit credit facilities. The downsize of this facility resulted in a one-time write-off of $1 million in unamortized deferred financing costs. For 2022, represents the repayment of a loan from the U.S. Department of the Treasury, resulting in a one-time write-off of the remaining $7 million in unamortized deferred financing costs related to the loan.
(3)For 2023, represents $1 million in employee retention costs incurred in connection with the terminated merger with Spirit Airlines, Inc. ("Spirit"). For 2022, represents $19 million in employee retention costs and $16 million in transaction costs, including banking, legal and accounting fees, incurred in connection with the terminated merger with Spirit, partially offset by $25 million received from Spirit for the reimbursement of incurred merger-related expenses.
(4)Represents $1 million of legal fees incurred due to the U.S. Department of Justice’s substantial requests for information and deposition testimony from us related to the contemplated merger of Spirit and JetBlue Airways.
(5)Represents a write-off of $7 million in capitalized software development costs as a result of a termination of a vendor arrangement.
(6)Represents $2 million of costs related to a one-time incentive bonus and related payroll adjustments resulting from the May 2022 contract ratification with the union representing our aircraft technicians.
(7)Represents $10 million and $1 million in aircraft rent costs and depreciation, respectively, related to the early termination on four of our aircraft.
(8)Represents the recognition of the $278 million of grant funding received from the U.S. government for payroll support in addition to $17 million in employee retention credits we qualified for under the CARES Act.
(9)Represents the mark to market adjustment to the value of the warrants issued as part of the funding provided under the CARES Act.
(10)Calculated as adjusted pre-tax income (loss) divided by total revenues.

Frontier Airlines 2025 Proxy Statement A-1

APPENDIX A: RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
Reconciliation of CASM to CASM excluding fuel (“CASM ex-fuel”) and CASM ex-fuel to Adjusted CASM ex-fuel, stage-length adjusted to 1,000 miles (“Adjusted CASM ex-fuel, SLA 1,000”)

	2024
	(millions)	Per ASM (¢)
Available seat miles (ASMs)	39,871
Operating expenses (GAAP)	$3,717
CASM		9.32
Aircraft fuel expense	$1,041	2.61
CASM ex-fuel (non-GAAP)		6.71
Legal settlement (1)	$38	0.10
Adjusted CASM ex-fuel (non-GAAP)		6.81
Adjusted CASM ex-fuel, SLA 1,000 (non-GAAP) (2)		6.44
(1)Represents a legal settlement reached with a former lessor for a breach of contract in which we received $38 million as part of the settlement representing a one-time reimbursement of damages incurred.
(2)Calculated as one minus the square root of average stage length divided by 1,000, multiplied by CASM ex-fuel. Our average stage length for 2024 was 894 miles.
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APPENDIX B: PROPOSED AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The following Amended and Restated Certificate of Incorporation of Frontier Group Holdings, Inc. is marked to reflect the proposed amendments to provide for officer exculpation and to make certain other administrative, clarifying and conforming changes, including to reflect the Company’s loss of controlled company status in 2024 (Proposal 2).

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FRONTIER GROUP HOLDINGS, INC.
Frontier Group Holdings, Inc. (the “Corporation”), a corporation organized and existing under the laws of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is Frontier Group Holdings, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 11, 2013 under the original name Falcon Acquisition Group, Inc.

2. This Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted by the Corporation’s Board of Directors and stockholders in accordance with Sections 242 and 245 of the DGCL ~~and by the written consent of its stockholders in accordance with Section 228 of the DGCL~~.
3. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is Frontier Group Holdings, Inc. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
PURPOSE AND DURATION

The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “DGCL”). The Corporation is to have a perpetual existence.
ARTICLE IV
CAPITAL STOCK

Section 1. Authorized Shares. The total number of shares of stock which the Corporation is authorized to issue is 910,000,000 shares, of which 750,000,000 shares shall be shares of voting common stock, par value $0.001 per share (the “Voting Common Stock”), 150,000,000 shares shall be shares of non-voting common stock, par value $0.001 per share (the “Non-Voting Common Stock,” and together with the Voting Common Stock, the “Common Stock”), and 10,000,000 shares shall be shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Section 2. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby expressly granted to the Board of Directors of the Corporation to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and
Frontier Airlines 2025 Proxy Statement B-1

qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences as shall be stated and expressed in such resolutions, and to increase (but not above the total number of authorized shares of such series) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Amended and Restated Certificate of Incorporation (including any Certificate of Designation) (this “Certificate of Incorporation”). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation.

Subject to the rights and preferences, if any, of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 3. Common Stock. Except as stated in this Certificate of Incorporation, the holders of shares of Common Stock shall have such rights as are set forth in the DGCL:

(a) Conversion. Each share of Non-Voting Common Stock shall be convertible, at the option of the holder thereof at any time and from time to time, into one fully paid and non-assessable share of Voting Common Stock, subject to any restrictions on ownership and control of voting stock by Non-Citizens as set forth in this Certificate of Incorporation and the ~~Bylaws~~Corporation’s Bylaws (as amended and/or restated from time to time, the “Bylaws”). Such right shall be exercised by the surrender to the Corporation of the certificate or certificates, if any, representing the shares of Non-Voting Common Stock to be converted at any time during normal business hours at the office of the Corporation’s transfer agent (the “Transfer Agent”), accompanied by a written notice from the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, if any, into an equal number of shares of Voting Common Stock, and (if so required by the Transfer Agent) by instruments of transfer, in form satisfactory to the Transfer Agent, duly executed by such holder or such holder’s duly authorized attorney-in-fact, and transfer tax stamps or funds therefor if required pursuant to this Section 3(a) of Article IV. To the extent permitted by law, such conversion shall be deemed to have been effected at the close of business on the date of such surrender. Subject to the last sentence of Section 3(c) of this Article IV, immediately upon conversion of shares of Non-Voting Common Stock, the rights of the holders of shares of Non-Voting Common Stock as such shall cease, and such holders shall be treated for all purposes as having become the record holder or holders of such shares of Voting Common Stock. The issuance of certificates, if any, for shares of Voting Common Stock upon conversion of shares of Non-Voting Common Stock shall be made without charge to the holders of such shares for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the share or shares of Non-Voting Common Stock converted, then the individual, entity or other person requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

(b) Voting. Except as otherwise provided herein or expressly required by law, the holders of Voting Common Stock, as such, shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and the holders of Non-Voting Common Stock, as such, shall have no right to vote on any matters to be voted on by the stockholders of the Corporation. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL.

Subject to the rights and preferences, if any, of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

(c) Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Voting Common Stock and the holders of Non-Voting Common Stock shall be entitled to share equally, on a per-share basis, in such dividends of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that (i) if dividends are declared and paid in shares of
B-2    Frontier Airlines 2025 Proxy Statement

Common Stock, the dividends payable to holders of Voting Common Stock shall be payable in Voting Common Stock, and the dividends payable to the holders of Non-Voting Common Stock shall be payable in Non-Voting Common Stock, and (ii) if the dividends are declared and paid in other voting securities of the Corporation, the Corporation shall pay to each holder of Voting Common Stock dividends consisting of voting securities and shall pay to each holder of Non-Voting Common Stock dividends consisting of non-voting securities (except as otherwise required by law) of the Corporation which are otherwise identical to the voting securities of the Corporation so declared and paid on the Voting Common Stock. Notwithstanding the foregoing, if the date on which any share of Non-Voting Common Stock is converted into Voting Common Stock pursuant to Section 3(a) of this Article IV is after the record date for the determination of the holders of Non-Voting Common Stock entitled to receive any dividend and prior to the date on which such dividend is to be paid to such holders, the holder of the Voting Common Stock issued upon the conversion of such converted share of Non-Voting Common Stock will be entitled to receive such dividend on such payment date; provided, however, that to the extent that such dividend is payable in shares of Non-Voting Common Stock, no such shares of Non-Voting Common Stock shall be issued in payment thereof, and such dividend shall instead be paid by the issuance of such number of shares of Voting Common Stock into which such shares of Non-Voting Common Stock, if issued, would have been convertible on such payment date.

(d) Liquidation, Dissolution, etc. Subject to the rights and preferences, if any, of any holders of any outstanding series of Preferred Stock, in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of Voting Common Stock and the holders of Non-Voting Common Stock shall be entitled to share equally, on a per-share basis, in all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

(e) Subdivision or Combination. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

(f) Equal Status. Except as expressly provided in this Article IV, shares of Voting Common Stock and Non-Voting Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respect as to all matters. In any merger, consolidation, reorganization or other business combination, the consideration received per share by the holders of the Voting Common Stock and the holders of the Non-Voting Common Stock in such merger, consolidation, reorganization or other business combination shall be identical; provided, however, that if such consideration consists, in whole or in part, of shares of capital stock of, or other equity interests in, the Corporation or any other corporation, partnership, limited liability company or other entity, then the powers, designations, preferences and relative, common, participating, optional or other special rights and qualifications, limitations and restrictions of such shares of capital stock or other equity interests may differ to the extent that the powers, designations, preferences and relative, common, participating, optional or other special rights and qualifications, limitations and restrictions of the Voting Common Stock and Non-Voting Common Stock differ as provided herein (including, without limitation, with respect to the voting rights and conversion provisions hereof); and provided further, that, if the holders of the Voting Common Stock or the holders of the Non-Voting Common Stock are granted the right to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of the other class are granted identical election rights. Any consideration to be paid to or received by holders of Voting Common Stock or holders of Non-Voting Common Stock pursuant to any employment, consulting, severance, non-competition or other similar arrangement approved by the Board of Directors, or any duly authorized committee thereof, shall not be considered to be “consideration received per share” for purposes of the foregoing provision, regardless of whether such consideration is paid in connection with, or conditioned upon the completion of, such merger, consolidation, reorganization or other business combination.

(g) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

ARTICLE V
RESTRICTIONS ON OWNERSHIP AND CONTROL

Section 1. Limitations of Ownership by Non-Citizens. All shares of (i) Voting Common Stock, (ii) Non-Voting Common Stock, and (iii) Preferred Stock (collectively, “Equity Securities”) shall be subject to the following limitations:

(a) Non-Citizen Voting and Ownership Limitations. In no event shall persons or entities who fail to qualify as a “citizen of the United States,” as the term is defined in Section 40102(a)(15) of Subtitle VII of Title 49 of the United States Code, as amended, in any similar legislation of the United States enacted in substitution or replacement therefor, and as interpreted by the United States Department of Transportation, its predecessors and successors, from time
Frontier Airlines 2025 Proxy Statement B-3

to time (the “Applicable Law”), including any agent, trustee or representative of such persons or entities (collectively, the “Non-Citizens”), be entitled to own (beneficially or of record) and/or control Equity Securities representing in excess of (i) the percentage provided for under Applicable Law of the aggregate votes of all outstanding Equity Securities of the Corporation (the “Voting Limitation”) and (ii) the percentage provided for under Applicable Law of all outstanding Equity Securities of the Corporation (the “Outstanding Limitation”), in each case as more specifically set forth in the Bylaws ~~of the Corporation~~. As of the effectiveness of the filing of this Certificate of Incorporation ~~in connection with the Corporation’s initial underwritten public offering under the Securities Act of 1933, as amended~~ (the “Effective Time”), and for informational purposes only, under Applicable Law, the Voting Limitation is 25.0%, and the Outstanding Limitation is 49.0% (the “Cap Amounts”).

(b) Enforcement of Cap Amounts. Except as otherwise set forth in the Bylaws, the restrictions imposed by the Cap Amounts shall be applied to each Non-Citizen in reverse chronological order based upon the date of registration (or attempted registration in the case of the Outstanding Limitation) on the separate stock record maintained by the Corporation or any transfer agent for the registration of Equity Securities held by Non-Citizens (the “Foreign Stock Record”) or the stock transfer records of the Corporation. At no time shall the Equity Securities held by Non-Citizens be voted, unless such shares are registered on the Foreign Stock Record. In the event that Non-Citizens shall own (beneficially or of record) or have voting control over any Equity Securities, the voting rights of such persons shall be subject to automatic suspension to the extent required to ensure that the Corporation is in compliance with Applicable Law. In the event that any transfer of Equity Securities to a Non-Citizen would result in Non-Citizens owning (beneficially or of record) or controlling more than the Outstanding Limitation, such transfer shall be void and of no effect and shall not be recorded in the books and records of the Corporation. The Bylaws shall contain provisions to implement this Article V, including, without limitation, provisions restricting or prohibiting the transfer of Equity Securities to Non-Citizens if such transfer will result in Non-Citizens owning and/or controlling Equity Securities in excess of the Voting Limitation or the Outstanding Limitation and provisions restricting or removing voting rights as to Equity Securities owned or controlled by Non-Citizens. Any determination as to ownership, control or citizenship made by the Board of Directors shall be conclusive and binding as between the Corporation and any stockholder.

Section 2. Legend. Each certificate or other representative document for capital stock of the Corporation (including each such certificate or representative document for such capital stock issued upon any permitted transfer of capital stock) shall contain a legend related to the applicable limitation on ownership and/or control by Non-Citizens in substantially the form specified in the Bylaws.

ARTICLE VI
BOARD OF DIRECTORS

Section 1. Powers of the Board. Except as otherwise provided by this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by applicable law or by this Certificate of Incorporation or the Bylaws ~~of the Corporation~~, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except for such powers, acts and things that are by the DGCL, this Certificate of Incorporation ~~of~~or the Bylaws ~~of the Corporation~~ required to be exercised or done by the stockholders of the Corporation.

Section 2. Classification of the Board. Subject to the rights and preferences, if any, of any holders of any outstanding series of Preferred Stock to elect directors, the directors of the Corporation shall be and are classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. The ~~initial~~ Class ~~I~~II directors shall continue to serve for a term expiring at the first annual meeting of ~~the~~ stockholders following the ~~time at which the initial classification of the Board becomes effective; the initial Class II~~Effective Time; the Class III directors shall continue to serve for a term expiring at the second annual meeting of ~~the~~ stockholders following the ~~time at which the initial classification of the Board becomes effective; and the initial Class III~~Effective Time; and the Class I directors shall continue to serve for a term expiring at the third annual meeting of stockholders following the ~~time at which the initial classification of the Board becomes effective~~Effective Time. At each annual meeting of stockholders of the Corporation ~~beginning with the first annual meeting of stockholders~~ following the ~~time at which the initial classification of the Board becomes effective~~Effective Time, subject to the rights and preferences, if any, of any holders of any outstanding series of Preferred Stock to elect directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director. ~~The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II and Class III.~~
B-4    Frontier Airlines 2025 Proxy Statement

Section 3. Number of Directors. Subject to the rights and preferences, if any, of any holders of any outstanding series of Preferred Stock to elect directors, the number of directors which shall constitute the whole Board of Directors shall be no less than one and not more than fifteen members and be fixed exclusively by one or more resolutions adopted from time to time by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Notwithstanding anything to the contrary in this Certificate of Incorporation or the Bylaws ~~of the Corporation~~, at least two-thirds of the members of the Board of Directors shall be “citizens of the United States” as provided under Applicable Law (as defined in Article V) and the ~~Chairman~~Chair of the Board shall be a “citizen of the United States” as provided under Applicable Law for so long as required by Applicable Law. If the number of Non-Citizens (as defined in Article V) serving on the Board of Directors at any time exceeds the limitations provided under Applicable Law, one or more directors who are Non-Citizens shall, in reverse chronological order based on their tenure of service on the Board of Directors, cease to be qualified as directors and shall automatically cease to be directors.

Section 4. Removal of Directors. Subject to the rights and preferences, if any, of any holders of any outstanding series of Preferred Stock to elect directors, ~~(a) until such time as Indigo Frontier Holdings Company, LLC or any successor thereto by merger, consolidation, acquisition of all or substantially all assets or otherwise by operation of law or any of its Affiliates (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) (“Indigo”) ceases to beneficially own shares of Common Stock representing at least a majority of the voting power (“Indigo Control”) of all the then outstanding shares of capital stock of the Corporation entitled to vote at an election of directors (the “Voting Stock”), the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the Voting Stock and (b) from and after such time as the Corporation is no longer under Indigo Control,~~ the Board of Directors or any individual director may be removed from office at any time only for cause by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote at an election of directors (the “Voting Stock”).

Section 5. Vacancies and Newly Created Directorships. Subject to the rights and preferences, if any, of any holders of any outstanding series of Preferred Stock to elect directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class for which the vacancy or newly created directorship was created or occurred and until such director’s successor shall have been elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.

Section 6. Preferred Directors. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors pursuant to this Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total number of authorized directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to this Certificate of Incorporation, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, ~~disqualification,~~ resignation, disqualification or removal. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate, such additional directors shall automatically cease to be qualified and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

Section 7. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws ~~of the Corporation~~. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation or the Bylaws ~~of the Corporation~~, the adoption, amendment or repeal of the Bylaws ~~of the Corporation~~ by the stockholders of the Corporation shall require the affirmative vote of the holders of ~~(a) a majority of the voting power of the Voting Stock while the Corporation is under Indigo Control and (b) from and after the time that the Corporation is no longer under Indigo Control,~~ at least sixty-six and two-thirds percent (66⅔%) of the voting power of the Voting Stock.

Frontier Airlines 2025 Proxy Statement B-5

Section 8. Elections of Directors. Elections of directors need not be by written ballot unless the Bylaws ~~of the Corporation~~ shall so provide.

Section 9. Officers. Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation. Notwithstanding anything to the contrary in this Certificate of Incorporation or the ~~Corporation’s~~ Bylaws, (a) the Chief Executive Officer, if any, and the President, and at least two-thirds of the other managing officers of the Corporation shall be “citizens of the United States,” as defined under Applicable Law (as defined ~~above~~in Article V) for so long as such restrictions are required by Applicable Law ~~(as defined in Article X below)~~.

ARTICLE VII
STOCKHOLDERS

Section 1. Actions by Consent. Except as may be provided in a ~~resolution or resolutions of the Board of Directors providing for~~Certificate of Designation relating to any series of Preferred Stock~~, any action required or permitted to be taken by the stockholders of the Corporation may be effected by an action by consent in lieu of a meeting with the approval of the holders of outstanding capital stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided, that from and after the time that the Corporation is no longer under Indigo Control~~, any action required or permitted to be taken by the stockholders of the Corporation must be effected only at a duly called annual or special meeting of such stockholders and may not be effected by any consent in lieu of a meeting by such stockholders.

Section 2. Special Meetings of Stockholders. Subject to the rights and preferences, if any, of any holders of any outstanding series of Preferred Stock, special meetings of stockholders of the Corporation may be called at any time ~~(a) by the Chair of the Board of Directors or by the Secretary of the Corporation upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors or by the holders of a majority of the voting power of the Voting Stock while the Corporation is under Indigo Control and (b) from and after the time that the Corporation is no longer under Indigo Control,~~ only by the Chair of the Board of Directors or by the Secretary of the Corporation upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, but such special meetings may not be called by any other person or persons.

Section 3. Meeting Location. Meetings of stockholders may be held within or ~~without~~outside the State of Delaware, as the Bylaws ~~of the Corporation~~ may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors, or in the Bylaws ~~of the Corporation~~.

Section 4. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws ~~of the Corporation~~.

ARTICLE VIII
LIABILITY AND INDEMNIFICATION

Section 1. Director and Officer Limitation of Liability. No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Section 2. Right to Indemnification.

(a) Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil,
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criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership (a “covered person”), joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the foregoing, except as otherwise provided in Section 3 of this Article VIII, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board of Directors.

(b) Others. The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

Section 3. Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the reasonable expenses (including attorneys’ fees) incurred by any covered person, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article VIII or otherwise.

Section 4. Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation~~,~~ or the Bylaws ~~of the Corporation~~, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 6. Other Indemnification. The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 7. Continuation of Indemnification. The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 8. Amendment or Repeal; Interpretation.

(a) The provisions of this Article VIII shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the Effective Time), in consideration of such person’s performance of such services, and pursuant to this Article VIII the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article VIII are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully~~, immediately upon the Effective Time~~. With respect to any directors or officers of the Corporation who commence service following the Effective Time, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be
Frontier Airlines 2025 Proxy Statement B-7

deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

(b) Any reference to an officer of the Corporation in this Article ~~IX~~VIII shall be deemed to refer exclusively to the Chief Executive Officer, President, and Secretary, or other officer of the Corporation appointed by (x) the Board of Directors pursuant to the Bylaws ~~of the Corporation ws~~ or (y) an officer to whom the Board of Directors has delegated the power to appoint officers pursuant to the Bylaws ~~of the Corporation~~, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VIII.

ARTICLE IX
DGCL SECTION 203

The Corporation shall not be governed by Section 203 of the DGCL (or any successor provision thereto), and the restrictions contained in Section 203 of the DGCL shall not apply to the Corporation, until immediately following the time at which both of the following conditions exist (if ever): (a) Section 203 of the DGCL by its terms would, but for the provisions of this Article IX, apply to the Corporation; and (b) Indigo Frontier Holdings Company, LLC or any successor thereto by merger, consolidation, acquisition of all or substantially all assets or otherwise by operation of law or any of its Affiliates (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) (“Indigo”) does not beneficially own shares of Voting Stock representing at least fifteen percent (15%) of the voting power of all the then outstanding shares of Voting Stock, and the Corporation shall thereafter be governed by Section 203 of the DGCL if and for so long as Section 203 of the DGCL by its terms shall apply to the Corporation.

ARTICLE X
EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, including without limitation a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any current or former director, officer, employee, agent or stockholder of the Corporation arising pursuant to any provision of the ~~General Corporation Law~~DGCL or the Corporation’s Certificate of Incorporation or Bylaws or as to which the ~~General Corporation Law~~DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

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Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

Failure to enforce the foregoing provisions would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

This exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

ARTICLE XI
AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by the Bylaws ~~of the Corporation~~ or by this Certificate of Incorporation (or by any certificate of designation hereto), any alteration, amendment or repeal of Articles VI, VII, VIII, IX, XI or XII of this Certificate of Incorporation shall require the affirmative vote of ~~(a) a majority of the voting power of the Voting Stock while the Corporation is under Indigo Control and (b) from and after the time that the Corporation is no longer under Indigo Control,~~ at least sixty-six and two-thirds percent (66⅔%) of the voting power of the Voting Stock.

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XII
CORPORATE OPPORTUNITIES

To the fullest extent permitted by applicable law, each of Indigo (other than the Corporation and its subsidiaries), any of the Corporation’s non-employee directors who are employees, affiliates or consultants of Indigo or its affiliates (other than the Corporation or its subsidiaries) or any of their respective affiliates (each person described in this sentence, a “Specified Party”), have participated (directly or indirectly) in and may, and shall have no duty not to, continue to (A) participate (directly or indirectly) in venture capital, private equity or similar investments in other entities conducting business of any kind, nature or description (“Other Investments”) and (B) have interests in, participate with, aid and maintain seats on the boards of directors or similar governing bodies of Other Investments, in each case that may, are or will be competitive with the business of the Corporation and its subsidiaries or in the same or similar lines of business as the Corporation and its subsidiaries, or that could be suitable for the Corporation or its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces pursuant to Section 122(17) of the DGCL any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, any such Other Investment or any business opportunities for such Other Investments that are from time to time presented to any Specified Party or are business opportunities in which a Specified Party participates or desires to participate, even if the Other Investment or business opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Specified Party shall have no duty to communicate or offer any such Other Investment or business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or any stockholder, including for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, and the Corporation shall indemnify each Specified Party against any claim that such Specified Party is liable to the Corporation or its stockholders for breach of any fiduciary duty, by reason of the fact that such Specified Party (~~a~~x) participates in any such Other Investment or pursues or acquires any such business opportunity, (y) directs any such business opportunity to another person or (z) fails to present any such Other Investment or business opportunity, or information regarding any such Other Investment or business opportunity, to the Corporation or its
Frontier Airlines 2025 Proxy Statement B-9

subsidiaries, unless, in the case of a Specified Party who is a director or officer of the Corporation, such business opportunity is expressly offered to such Specified Party in writing solely in his or her capacity as a director or officer of the Corporation.

Neither the amendment nor repeal of this Article XII, nor the adoption of any provision of this Certificate of Incorporation or the ~~bylaws of the Corporation~~Bylaws, nor, to the fullest extent permitted by applicable law, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any paragraph of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article XII (including, without limitation, each such portion of any paragraph of this Article XII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by applicable law.
This Article XII shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation, the Bylaws, applicable law or as may be set forth in individual indemnification agreements with such director or officer.

* * * *

B-10    Frontier Airlines 2025 Proxy Statement

IN WITNESS WHEREOF, ~~the undersigned have executed~~ this Amended and Restated Certificate of Incorporation ~~on this 6th day of April, 2021~~has been executed by a duly authorized officer of the Corporation on this ___ day of ____, 2025.
                FRONTIER GROUP HOLDINGS, INC.

By:

Barry L. Biffle
~~President and~~ Chief Executive Officer

Frontier Airlines 2025 Proxy Statement B-11

[Signature Page to Frontier Group Holdings, Inc. Amended and Restated Certificate of Incorporation]
B-12    Frontier Airlines 2025 Proxy Statement
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V64455-P27839 1a. William A. Franke 1b. Josh T. Connor 1c. Patricia Salas Pineda 1d. Nancy L. Lipson For Withhold For Against Abstain !! !! !! !! ! !! ! !! ! !! SCAN TO VIEW MATERIALS & VOTEw FRONTIER GROUP HOLDINGS, INC. (THE "COMPANY") FRONTIER GROUP HOLDINGS, INC. 4545 AIRPORT WAY DENVER, CO 80239 1. To elect four Class I Directors to serve until the 2028 annual meeting of stockholders, and until their respective successors are duly elected and qualified; Nominees: The Board of Directors recommends you vote FOR proposals 1, 2, 3, and 4: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT on May 14, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ULCC2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on May 14, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 3. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025; and 2. To approve the amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to provide for exculpation of officers and to make certain other administrative, clarifying and conforming changes, including to reflect the Company's loss of controlled company status in 2024; 4. To approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers. NOTE: The named proxies are authorized to transact such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

V64456-P27839 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 15, 2025: Stockholders who wish to view the Notice, Proxy Statement, and Annual Report on Form 10-K of Frontier Group Holdings, Inc. on the Internet can view the 2025 Annual Meeting materials at www.proxyvote.com. FRONTIER GROUP HOLDINGS, INC. Annual Meeting of Stockholders May 15, 2025 9:30 a.m. MDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Barry L. Biffle, Mark M. Mitchell, and Howard M. Diamond, and each of them, as proxies and true and lawful attorneys of the undersigned, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Frontier Group Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/ULCC2025 on Thursday, May 15, 2025, at 9:30 a.m. MDT, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting, and at any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side